                    EATON VANCE LIMITED DURATION INCOME FUND

                     Amendment No. 1 to By-laws - Statement

                             creating five series of

                            Auction Preferred Shares

      WHEREAS, Section 5.1 of Article VI of the Agreement and Declaration of Trust dated March 12, 2003 of Eaton Vance Limited Duration Income Fund (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of the Commonwealth of The Commonwealth of Massachusetts, provides that the Trustees may, without shareholder approval, authorize one or more classes of shares (which classes may be divided into two or more series), shares of each such class or series having such preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as the Trustees may determine and as shall be set forth in the By-laws; and

      WHEREAS, pursuant to authority expressly vested in the Trustees of the Trust by Section 5.1 of Article VI of the Declaration of Trust, the Trustees have authorized, in addition to that Trust's common shares, a class of 7,600 preferred shares which are now to be issued divided into one series of 7,600 shares, one series 7,600 shares, one series of 7,600 shares, one series of 7,600 shares and one series of 7,600 shares of its authorized preferred shares, $0.01 par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends thereon, if any (whether or not earned or declared), plus the premium, if any, resulting from the designation of a Premium Call Period, designated respectively Series A Auction Preferred Shares, Series B Auction Preferred Shares, Series C Auction Preferred Shares, Series D Auction Preferred Shares and Series E Auction Preferred Shares.

      NOW, THEREFORE, the By-laws of Eaton Vance Limited Duration Income Fund are hereby amended as follows:

      1. ARTICLES VII through XIII shall be redesignated as ARTICLES VIII through XIV and all affected cross references therein hereby are amended accordingly.

      2.    A new ARTICLE VII shall be added as follows:

                                   ARTICLE VII

           STATEMENT CREATING FIVE SERIES OF AUCTION PREFERRED SHARES

                                   DESIGNATION

      Auction Preferred Shares, Series A: 7,600 shares of beneficial interest of Preferred Shares, par value $0.01 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Preferred Shares, Series A." Each share of Auction Preferred Shares, Series A (sometimes referred to herein as "Series A APS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Amended By-Laws. The Series A APS shall constitute a separate series of Preferred Shares of the Trust, and each share of Series A APS shall be identical.

      Auction Preferred Shares, Series B: 7,600 shares of beneficial interest of Preferred Shares, par value $0.01 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Preferred Shares, Series B." Each share of Auction Preferred Shares, Series B (sometimes referred to herein as "Series B APS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Amended By-Laws. The Series B APS shall constitute a separate series of Preferred Shares of the Trust, and each share of Series B APS shall be identical.

      Auction Preferred Shares, Series C: 7,600 shares of beneficial interest of Preferred Shares, par value $0.01 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Preferred Shares, Series C." Each share of Auction Preferred Shares, Series C (sometimes referred to herein as "Series C APS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Amended By-Laws. The Series C APS shall constitute a separate series of Preferred Shares of the Trust, and each share of Series C APS shall be identical.

      Auction Preferred Shares, Series D: 7,600 shares of beneficial interest of Preferred Shares, par value $0.01 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Preferred Shares, Series D." Each share of Auction Preferred Shares, Series D (sometimes referred to herein as "Series D APS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Amended By-Laws. The Series D APS shall constitute a separate series of Preferred Shares of the Trust, and each share of Series D APS shall be identical.

         Auction Preferred Shares, Series E: 7,600 shares of beneficial interest of Preferred Shares, par value $0.01 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Preferred Shares, Series E." Each share of Auction Preferred Shares, Series E (sometimes referred to herein as "Series E APS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Amended By-Laws. The Series E APS shall constitute a separate series of Preferred Shares of the Trust, and each share of Series E APS shall be identical. The Series A APS, the Series B APS, the Series C APS, the Series D APS and the Series E APS are sometimes collectively referred to herein as the "APS."

      1. DEFINITIONS. (a) Unless the context or use indicates another or different meaning or intent, in these Amended By-Laws the following terms have the following meanings, whether used in the singular or plural:

      "7-Day Dividend Period" means a Dividend Period consisting of seven days.

      "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

      "1940 Act APS Asset Coverage" means asset coverage, as defined in section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares of beneficial interest, including all outstanding shares of APS and Other APS (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares of beneficial interest of a closed-end investment company as a condition of paying dividends on its Common Shares).

      "1940 Act Cure Date," with respect to the failure by the Trust to maintain the 1940 Act APS Asset Coverage (as required by paragraph 6 of these Amended By-Laws) as of the last Business Day of each month, means the last Business Day of the following month.

      "`AA' Composite Commercial Paper Rate," on any date of determination, means (i) the Interest Equivalent of the rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Fitch or "Aa" by Moody's or the equivalent of such rating by another nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by UBS Warburg LLC or its successors that are Commercial Paper Dealers, to the Auction Agent for the close of business on the Business Day immediately preceding such date. If one of the Commercial Paper Dealers does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Trust to provide such rate or rates not being supplied by the Commercial Paper Dealer. If the number of Dividend Period days shall be (i) 7 or more but fewer than 49 days, such rate shall be the Interest Equivalent of the 30-day rate on such commercial paper; (ii) 49 or more but fewer than 70 days, such rate shall be the Interest Equivalent of the 60-day rate on such commercial paper; (iii) 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the Interest Equivalent on the 60-day and 90-day rates on such commercial paper; (iv) 85 or more days but fewer than 99 days, such rate shall be the Interest Equivalent of the 90-day rate on such commercial paper;
(v) 99 or more days but fewer than 120 days, such rate shall be the arithmetic average of the Interest Equivalent of the 90-day and 120-day rates on such commercial paper; (vi) 120 or more days but fewer than 141 days, such rate shall be the Interest Equivalent of the 120-day rate on such commercial paper; (vii) 141 or more days but fewer than 162 days, such rate shall be the arithmetic average of the Interest Equivalent of the 120-day and 180-day rates on such commercial paper; and (viii) 162 or more days but fewer than 183 days, such rate shall be the Interest Equivalent of the 180-day rate on such commercial paper.

      "Accountant's Confirmation" has the meaning set forth in paragraph 7(c) of these Amended By-Laws.

      "Adviser" means the Trust's investment adviser, which initially shall be Eaton Vance Management.

      "Affiliate" means any person known to the Auction Agent to be controlled by, in control of or under common control with the Trust; provided that Eaton Vance Management shall not be deemed to be an Affiliate nor shall any corporation or any person controlled by, in control of or under common control with such entity, one of the trustees, directors or executive officers of which is also a trustee, director or executive officer of the Trust, be deemed to be an Affiliate.

      "Agent Member" means a member of the Securities Depository that will act on behalf of a Beneficial Owner of one or more shares of APS or a Potential Beneficial Owner.

      "Amended By-Laws" means the By-Laws of the Trust, as amended by this Statement creating the APS and as may otherwise be amended from time-to-time.

      "Applicable Percentage" has the meaning set forth in paragraph 10(a)(vii) of these Amended By-Laws.

      "Applicable Rates" means the rates per annum at which cash dividends are payable on each Series of APS or Other APS, as the case may be, for any Dividend Period.

      "Approved Price" means the "fair value" as determined by the Trust in accordance with the valuation procedures adopted from time to time by the Board of Trustees of the Trust and for which the Trust receives a marked-to-market price (which, for the purpose of clarity, shall not mean Market Value) from an independent source at least semi-annually.

      "APS" means, as the case may be, the Auction Preferred Shares.

      "APS Basic Maintenance Amount," as of any Valuation Date, shall mean the dollar amount equal to the sum of (i)(A) the product of the number of Outstanding shares of each Series of APS on such date by the Liquidation Preference (and redemption premium, if any) per share of such Series; (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for each Series of APS outstanding that follows such Valuation Date; (C) the aggregate amount of dividends that would accumulate on Outstanding Preferred Shares from such first Dividend Payment Dates therefor referenced in (B) of this paragraph through the 45th day after such Valuation Date at the respective Applicable Rates referenced in (B) of this paragraph; (D) the amount of anticipated non-interest expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the amount of the current outstanding balances of any indebtedness or obligations of the Trust senior in right of payment to the Preferred Shares plus interest actually accrued together with 30 days additional interest on the current outstanding balances calculated at the current rate; and (F) any other current liabilities payable during the 30 days subsequent to such Valuation Date, including, without limitation, indebtedness due within one year and any redemption premium due with respect to the Preferred Shares for which a Notice of Redemption has been sent, as of such Valuation Date, to the extent not reflected in any of (i)(A) through (i)(E) (including, without limitation, any liabilities incurred for the purpose of clearing securities transactions) less (ii) the sum of any cash plus the value of any of the Trust's assets irrevocably deposited by the Trust for the payment of any of (i)(A) through (i)(F) ("value," for purposes of this clause (ii), means the Discounted Value of the security, except that if the security matures prior to the relevant redemption payment date and is either fully guaranteed by the U.S. Government or is rated P2 by Moody's and A2 by Fitch, it will be valued at its face value).

      "APS Basic Maintenance Amount Test" means a test which is met if: (a) the aggregate Discounted Values of the Moody's Eligible Assets meets or exceeds 1.2 times the APS Basic Maintenance Amount and (b) the aggregate Discounted Values of the Fitch Eligible Assets meets or exceeds 1.0 times the APS Basic Maintenance Amount.

      "APS Basic Maintenance Cure Date," with respect to the failure by the Trust to satisfy the APS Basic Maintenance Amount (as required by paragraph 7(a) of these Amended By-Laws) as of a given Valuation Date, means the second Business Day following such Valuation Date.

      "APS Basic Maintenance Report" means a report signed by any of the President, Treasurer, any Senior Vice President or any Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the APS Basic Maintenance Amount.

      "Auction" means a periodic operation of the Auction Procedures.

      "Auction Agent" means Deutsche Bank Trust Company unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Trustees of the Trust or a duly authorized committee thereof enters into an agreement with the Trust to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the APS and Other APS.

      "Auction Procedures" means the procedures for conducting Auctions set forth in paragraph 10 of this Article VII, of these Amended By-Laws.

      "Beneficial Owner" means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of APS or a Broker-Dealer that holds APS for its own account.

      "Broker-Dealer" means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in paragraph 10 of this
Article VII, of these Amended By-Laws, that has been selected by the Trust and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

      "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in paragraph 10 of this Article VII, of these Amended By-Laws.

      "Business Day" means a day on which The American Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized or obligated by law to close.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commercial Paper Dealers" means UBS Warburg LLC and such other commercial paper dealer or dealers as the Trust may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

      "Common Shares" means the shares of beneficial interest designated as common shares, par value $0.01 per share, of the Trust.

      "Date of Original Issue" means, with respect to any share of APS or Other APS, the date on which the Trust originally issues such share.

      "Declaration of Trust" means the Agreement and Declaration of Trust , as amended and supplemented (including these Amended By-Laws), of the Trust.

      "Deposit Securities" means cash and Senior Loans and MBS rated at least A2 (having a remaining maturity of 12 months or less), P-1, VMIG-1 or MIG-1 by Moody's or A (having a remaining maturity of 12 months or less), F-1+ by Fitch.

      "Discounted Value" as of any Valuation Date, means (i) with respect to an Fitch Eligible Asset, the quotient of the Market Value thereof divided by the applicable Fitch Discount Factor and (ii)(a) with respect to a Moody's Eligible Asset that is not currently callable (but including all MBS) as of such Valuation Date at the option of the issuer thereof, the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor, or (b) with respect to a Moody's Eligible Asset that is currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of (1) the lesser of the Market Value or call price thereof, including any call premium, divided by (2) the applicable Moody's Discount Factor.

      "Dividend Payment Date," with respect to APS, has the meaning set forth in paragraph 2(b)(i) of these Amended By-Laws and, with respect to Other APS, has the equivalent meaning.

      "Dividend Period" means the Initial Dividend Period, any 7-Day Dividend Period and any Special Dividend Period.

      "Existing Holder" means a Broker-Dealer or any such other Person as may be permitted by the Trust that is listed as the holder of record of shares of APS in the Share Books.

      "Fitch" means Fitch Ratings and its successors at law.

      "Fitch Discount Factor" means for purposes of determining the Discounted Value of any Fitch Eligible Asset, the percentage determined as follows. The Fitch Discount Factor for any Fitch Eligible Asset other than the securities set forth below will be the percentage provided in writing by Fitch.

      (i) Corporate Debt Securities: The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below.

DISCOUNT FACTORS FOR CORPORATE DEBT SECURITIES INCLUDING NON-INVESTMENT GRADE BONDS (NON-CONVERTIBLES)

TERMS TO MATURITY OF NON-INVESTMENT GRADE BONDS            AAA     AA      A    BBB    BB     B      NR(1)
-----------------------------------------------            ---     ---    ---   ---    ---   ---     ---
1 year or less                                             106     108    110   112    130   152     152
2 years or less (but longer than 1 year)                   106     108    110   112    130   152     152
3 years or less (but longer than 2 years)                  106     108    110   112    130   152     152
4 years or less (but longer than 3 years)                  111     113    115   117    134   152     152
5 years or less (but longer than 4 years)                  111     113    115   117    134   152     152
7 years or less (but longer than 5 years)                  114     116    118   120    136   152     152
10 years or less (but longer than 7 years)                 116     118    120   122    137   152     152
15 years or less (but longer than 10 years)                120     122    124   124    139   152     152
30 years or less (but longer than 15 years)                124     127    129   129    145   152     152
Greater than 30 years                                      124     127    129   129    145   152     152

(1) If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any Rating Agency, the Trust will use the percentage set forth under "not rated" in this table. Securities rated below B by Fitch shall be traded the same as securities not rated by Fitch.

      The Fitch Discount Factors presented in the immediately preceding table apply to corporate debt securities that are Performing and have a Market Value determined by a Pricing Service or an Approved Price. The Fitch Discount Factor noted in the table above for a debt security rated B by Fitch shall apply to any non-Performing debt security with a price equal to or greater than $0.90. The Fitch Discount Factor noted in the table above for a debt security rated CCC by Fitch shall apply to any non-Performing debt security with a price less than $0.90 but equal to or greater than $0.20. If a debt security does not have a Market Value determined by a Pricing Service or an Approved Price, a rating two rating categories below the actual rating on the debt security will be used (e.g., where the actual rating is A-, the rating for Debt Securities rated BB-will be used). The Fitch Discount Factor for a debt security issued by a limited partnership that is not a Rule 144A Security shall be the Discount Factor determined in accordance with the table set forth above multiplied by 105%.

      The Fitch Discount Factors presented in the immediately preceding table will also apply to corporate obligations backed by a guaranty, a letter of credit or insurance issued by a third party. If the third-party credit rating is the basis for the rating on the obligation, then the rating on the third party will be used to determine the Fitch Discount Factor in the table.

      (ii) Preferred stock: The percentage determined by references to the rating of a preferred stock in accordance with the table set forth below.

                     PREFERRED STOCK(1)                          DISCOUNT FACTOR
                     ------------------                          ---------------
AAA .......................................................            130%
AA ........................................................            133%
A .........................................................            135%
BBB .......................................................            139%
BB ........................................................            154%
Not rated or below BB .....................................            161%
Investment Grade DRD ......................................            164%
Not rated or below Investment Grade DRD ...................            200%

----------
(1) If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any Rating Agency, the Trust will use the percentage set forth under "not rated" in this table.

      (iii) Convertible securities: The Fitch Discount Factor applied to convertible securities is (A) 200% for investment grade convertibles and (B) 222% for below investment grade convertibles so long as such convertible debt securities have neither (x) conversion premium greater than 100% nor (y) have a yield to maturity or yield to worst of greater than 15.00% above the relevant Treasury curve.

      The Fitch Discount Factor applied to convertible debt securities which have conversion premiums of greater than 100% is (A) 152% for investment grade convertibles and (B) 179% for below investment grade convertibles so long as such convertible debt securities do not have a yield to maturity or yield to worst of greater than 15.00% above the relevant Treasury curve.

      The Fitch Discount Factor applied to convertible debt securities which have a yield to maturity or yield to worse of greater than 15.00% above the relevant Treasury curve is 370%.

      If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any Rating Agency, the Trust will treat the security as if it were below investment grade.

(iv) U.S. Government Securities:

Time Remaining to Maturity                              Discount Factor
--------------------------                              ---------------
1 year or less                                             101.5%
2 years or less (but longer than 1 year)                     103%
3 years or less (but longer than 2 years)                    105%
4 years or less (but longer than 3 years)                    107%
5 years or less (but longer than 4 years)                    109%
7 years or less (but longer than 5 years)                    112%
10 years or less (but longer than 7 years)                   114%
15 years or less (but longer than 10 years)                  122%
20 years or less (but longer than 15 years)                  130%
25 years or less (but longer than 20 years)                  146%
Greater than 30 years                                        154%

      (v) Short-Term Investments and Cash: The Fitch Discount Factor applied to short-term portfolio securities, including without limitation Debt Securities, Short Term Money Market Instruments and municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Fitch Exposure Period; (B) 115%, so long as such portfolio securities mature or have a demand feature at par not exercisable within the Fitch Exposure Period; and (C) 125%, so long as such portfolio securities neither mature nor have a demand feature at par exercisable within the Fitch Exposure Period. A Fitch Discount Factor of 100% will be applied to cash.

      (vi) Rule 144A Securities: The Fitch Discount Factor applied to Rule 144A Securities shall be the Discount Factor determined in accordance with the table above under Corporate Debt Securities in subsection (i) multiplied by 110% until such securities are registered under the Securities Act.

      (vii) MBS, asset-backed and other mortgage-backed securities:

      MBS: U.S. Government Agency (FNMA, FHLMC or GNMA) conforming mortgage-backed securities with an original stated maturity of more than 15 years shall have a discount factor of 114% and conforming mortgage-backed securities with an original stated maturity of 15 years or less shall have a discount factor of 111%.

      Asset-backed and other mortgage-backed securities: The percentage determined by reference to the asset type in accordance with the table set forth below.

ASSET TYPE (WITH TIME REMAINING TO MATURITY, IF APPLICABLE)                                     DISCOUNT FACTOR
-----------------------------------------------------------                                     ---------------
U.S.Treasury/agency securities (10 years or less)                                                    118%
U.S.Treasury/agency securities (greater than 10 years)                                               127%
U.S. agency sequentials (10 years or less)                                                           120%
U.S. agency sequentials (greater than 10 years)                                                      142%
U.S. agency principal only securities                                                                236%
U.S. agency interest only securities (with Market Value greater than $0.40)                          696%
U.S. agency interest only securities (with Market Value less than or equal to $0.40)                 271%
AAA Lock-Out securities, interest only                                                               236%
U.S. agency planned amortization class bonds (10 years or less)                                      115%
U.S. agency planned amortization class bonds (greater than 10 years)                                 136%
AAA sequentials (10 years or less)                                                                   118%
AAA sequentials (greater than 10 years)                                                              135%
AAA planned amortization class bonds (10 years or less)                                              115%
AAA planned amortization class bonds (greater than 10 years)                                         140%
Jumbo mortgage rated AAA(1)                                                                          123%
Jumbo mortgage rated AA(1)                                                                           130%
Jumbo mortgage rated A(1)                                                                            136%

Jumbo mortgage rated BBB(1)                                                                          159%
Commercial mortgage-backed securities rated AAA                                                      131%
Commercial mortgage-backed securities rated AA                                                       139%
Commercial mortgage-backed securities rated A                                                        148%
Commercial mortgage-backed securities rated BBB                                                      177%
Commercial mortgage-backed securities rated BB                                                       283%
Commercial mortgage-backed securities rated B                                                        379%
Commercial mortgage-backed securities rated CCC or not rated                                         950%

(1) Applies to jumbo mortgages, credit cards, auto loans, home equity loans, manufactured housing and prime mortgage-backed securities not issued by a U.S. agency or instrumentality.

      (viii) Senior Loans: The Fitch Discount Factor applied to senior, secured floating rate Loans made to corporate and other business entities ("Senior Loans") shall be the percentage specified in the table below opposite such Fitch Loan Category:

FITCH LOAN CATEGORY                   DISCOUNT FACTOR
-------------------                   ---------------
         A                                 115%
         B                                 130%
         C                                 152%
         D                                 370%

      (ix) Futures and call options: For purposes of the APS Basic Maintenance Amount, futures held by the Trust and call options sold by the Trust shall not be included as Fitch Eligible Assets. However, such assets shall be valued at Market Value by subtracting the good faith margin and the maximum daily trading variance as of a Valuation Date. For call options purchased by the Trust, the Market Value of the call option will be included as Fitch Eligible Asset subject to a Fitch Discount Factor mutually agreed to between the Trust and Fitch based on the characteristics of the option contract such as its maturity and the underlying security of the contract.

      (x) Securities lending: The Trust may engage in securities lending in an amount not to exceed 15% of the Trust's total gross assets. For purposes of calculating the APS Basic Maintenance Amount, such securities lent shall be included as Fitch Eligible Assets with the appropriate Fitch Discount Factor applied to such lent security. The obligation to return such collateral shall not be included as an obligation/liability for purposes of calculating the APS Basic Maintenance Amount. However, the Fund may reinvest cash collateral for securities lent in conformity with its investment objectives and policies and the provisions of these bylaws. In such event, to the extent that securities lending collateral received is invested by the Fund in assets that otherwise would be Fitch Eligible Assets and the value of such assets exceeds the amount of the Fund's obligation to return the collateral on a Valuation Date, such excess amount shall be included in the calculation of Fitch Eligible Assets by applying the applicable Fitch Discount Factor to this amount and adding the product to total Fitch Eligible Assets. Conversely, if the value of assets in which securities lending collateral has been invested is less then the amount of the Fund's obligation to return the collateral on a Valuation Date, such difference shall be included as an obligation/liability of the Fund for purposes of calculating the APS Basic Maintenance Amount. Collateral received by the Trust in a securities lending transaction and maintained by the Trust in the form received shall not be included as a Fitch Eligible Asset for purposes of calculating the APS Basic Maintenance Amount.

      (xi) Swaps (including Total Return Swaps, Interest Rate Swaps and Credit Default Swaps): Total Return and Interest Rate Swaps are subject to the following provisions:

      If the Trust has an outstanding gain from a swap transaction on a Valuation Date, the gain will be included as a Fitch Eligible Asset subject to the Fitch Discount Factor on the counterparty to the swap transaction. At the time a swap is executed, the Trust will only enter into swap transactions where the counterparty has at least a Fitch rating of A- or Moody's rating of A3.

            (A) Only the cumulative unsettled profit and loss from a Total Return Swap transaction will be calculated when determining the APS Basic Maintenance Amount. If the Trust has an outstanding liability from a swap transaction on a Valuation Date, the Trust count such liability as an outstanding liability from the total Fitch Eligible Assets in calculating the APS Basic Maintenance Amount.

            (B) In addition, for swaps other than Total Return Swaps, the Market Value of the position (positive or negative) will be included as a Fitch Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the Outstanding APS.

            (C) (1) The underlying securities subject to a Credit Default Swap sold by the Trust will be subject to the applicable Fitch Discount Factor for each security subject to the swap;

                  (2) If the Trust purchases a Credit Default Swap and holds the underlying security, the Market Value of the Credit Default Swap and the underlying security will be included as a Fitch Eligible Asset subject to the Fitch Discount Factor assessed based on the counterparty risk; and

                  (3) The Trust will not include a Credit Default Swap as a Fitch Eligible Asset purchased by the Trust without the Trust holding the underlying security or when the Trust buys a Credit Default Swap for a basket of securities without holding all the securities in the basket.

      "Fitch Eligible Asset" means:

      (i) Cash (including interest and dividends due on assets rated (A) BBB or higher by Fitch or the equivalent by another Rating Agency if the payment date is within five (5) Business Days of the Valuation Date, (B) A or higher by Fitch or the equivalent by another Rating Agency if the payment date is within thirty days of the Valuation Date, and (C) A+ or higher by Fitch or the equivalent by another Rating Agency if the payment date is within the Fitch Exposure Period) and receivables for Fitch Eligible Assets sold if the receivable is due within five (5) Business Days of the Valuation Date, and if the trades which generated such receivables are settled within five (5) Business Days;

      (ii) Short Term Money Market Instruments so long as (A) such securities are rated at least F1+ by Fitch or the equivalent by another Rating Agency, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A by Fitch or the equivalent by another Rating Agency, or (C) in all other cases, the supporting entity (1) is rated at least A by Fitch or the equivalent by another Rating Agency and the security matures within one month, (2) is rated at least A by Fitch or the equivalent by another Rating Agency and the security matures within three months or (3) is rated at least AA by Fitch or the equivalent by another Rating Agency and the security matures within six months;

      (iii) U.S. Government Securities;

      (iv) debt securities if such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees of the Trust; and such securities are issued by (1) a U.S. corporation, limited liability company or limited partnership, (2) a corporation, limited liability company or limited partnership domiciled in Argentina, Australia, Brazil, Chile, France, Germany, Italy, Japan, Korea, Mexico, Spain or the United Kingdom or other country if Fitch does not inform the Trust that including debt securities from such foreign country will adversely impact Fitch's rating of the APS (the "Approved Foreign Nations"), (3) the government of any Approved Foreign Nation or any of its agencies, instrumentalities or political subdivisions (the debt securities of Approved Foreign Nation issuers being referred to collectively as "Foreign Bonds"), (4) a corporation, limited liability company or limited partnership domiciled in Canada or (5) the Canadian government or any of its agencies, instrumentalities or political subdivisions (the debt securities of Canadian issuers being referred to collectively as "Canadian Bonds"). Foreign Bonds held by the Trust will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Similarly, Canadian Bonds held by the Trust will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Notwithstanding the limitations in the two preceding sentences, Foreign Bonds and Canadian Bonds held by the Trust will qualify as Fitch Eligible Assets only up to a maximum of 30% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. All debt securities satisfying the foregoing requirements and restrictions of this paragraph (iv) are herein referred to as "Debt Securities."

      (v) Preferred stocks if (i) dividends on such preferred stock are cumulative, (ii) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive equity capital at any time over the respective lives of such securities, (iii) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange, (iv) the issuer of such a preferred stock has a senior debt rating or preferred stock rating from Fitch of BBB- or higher or the equivalent rating by another Rating Agency. In addition, the preferred stocks issue must be at least $50 million;

      (vi) asset-backed and MBS;

      (vii) Rule 144A Securities;

      (viii) Interest Rate Swaps entered into according to International Swap Dealers Association ("ISDA") standards if (1) the counterparty to the swap transaction has a short-term rating of not less than F1 by Fitch or the equivalent by another Rating Agency, or, if the swap counterparty does not have a short-term rating, the counterparty's senior unsecured long-term debt rating is AA or higher by Fitch or the equivalent by another Rating Agency and (2) the original aggregate notional amount of the Interest Rate Swap transaction or transactions is not greater than the liquidation preference of the APS originally issued;

      (ix) swaps, including total return and Credit Default Swaps entered into according to ISDA;

      (x) Senior Loans; and

      (xi) Fitch Hedging Transactions.

      Financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the Investment Company Act, not otherwise provided for in this definition may be included in Fitch Eligible Assets, but, with respect to any financial contract, only upon receipt by the Trust of a writing from Fitch specifying any conditions on including such financial contract in Fitch Eligible Assets and assuring the Trust that including such financial contract in the manner so specified would not affect the credit rating assigned by Fitch to the APS.

      Where the Trust sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Fitch Eligible Asset and the amount the Trust is required to pay upon repurchase of such asset will count as a liability for the purposes of the APS Basic Maintenance Amount. Where the Trust purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Trust thereby will constitute a Fitch Eligible Asset if the long-term debt of such other party is rated at least A- by Fitch or the equivalent by another Rating Agency and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Fitch Eligible Asset.

      Notwithstanding the foregoing, an asset will not be considered a Fitch Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of APS Basic Maintenance Amount or to the extent it is subject to any liens, except for (A) liens which are being contested in good faith by appropriate proceedings and which Fitch has indicated to the Trust will not affect the status of such asset as a Fitch Eligible Asset, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens to secure payment for services rendered or cash advanced to the Trust by its investment manager or portfolio manager, the Trust's custodian, transfer agent or registrar or the Auction Agent and (D) liens arising by virtue of any repurchase agreement.

Fitch Diversification Limitations:

Portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Fitch's Eligible Assets:

Security Rated At        Maximum Single            Maximum Single           Minimum Issue Size
Least                      Issuer(1)               Industry(1),(2)          ($ in million)(3)
-----                      ---------               ---------------          -----------------
AAA                          100%                      100%                      $100
AA -                          20                        75                       100
A -                           10                        50                       100
BBB -                          6                        25                       100
BB -                           4                        16                        50
B -                            3                        12                        50
CCC                            2                        8                         50

(1) Percentages represent a portion of the aggregate Market Value of corporate debt securities.

(2) Industries are determined according to Fitch's Industry Classifications, as defined herein.

(3)   Preferred stock has a minimum issue size of $50 million.

      If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Diversification Limitations (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any Rating Agency, the Trust will use the percentage set forth under "not rated" in this table.

      "Fitch Exposure Period" means the period commencing on (and including) a given Valuation Date and ending 41 days thereafter.

      "Fitch General Portfolio Requirements" means that the Trust's portfolio must meet the following diversification requirements: (a) no more than 25% by par value of the Trust's total assets can be invested in the securities of borrowers and other issuers having their principal business activities in the same Fitch Industry Classification; provided, that this limitation shall not apply with respect to U.S. Government Securities and provided further that for purposes of this subsection (a), the term "issuer" shall not include a lender selling a participation to the Trust or any other person interpositioned between such lender and the Trust with respect to a participation and (b) no more than 10% by par value of the Trust's total assets can be invested in securities of a single issuer, and provided further that for purposes of this subsection (b), the term "issuer" includes both the borrower under a loan agreement and the lender selling a participation to the Trust together with any other persons interpositioned between such lender and the Trust with respect to such participation.

      "Fitch Hedging Transactions" means purchases or sales of exchange-traded financial futures contracts based on any index approved by Fitch, LIBOR or Treasury Bonds, and purchases, writings or sales of exchange-traded put options on such futures contracts, and purchases, writings or sales of exchange-traded call options on such financial futures contracts, and put and call options on such financial futures contracts ("Fitch Hedging Transactions"), subject to the following limitations:

      (i) The Trust may not engage in any Fitch Hedging Transaction based on any index approved by Fitch (other than transactions that terminate a futures contract or option held by the Trust by the Trust's taking the opposite position thereto ("closing transactions")) that would cause the Trust at the time of such transaction to own or have sold outstanding financial futures contracts based on such index exceeding in number 10% of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal.

      (ii) The Trust will not engage in any Fitch Hedging Transaction based on Treasury Bonds or LIBOR (other than closing transactions) that would cause the Trust at the time of such transaction to own or have sold:

               (A) Outstanding financial futures contracts based on Treasury Bonds or LIBOR with such contracts having an aggregate Market Value exceeding 60% of the aggregate Market Value of Fitch Eligible Assets owned by the Trust and at least rated AA by Fitch (or, if not rated by Fitch Ratings, rated at least Aa by Moody's; or, if not rated by Moody's, rated AAA by S&P); or

               (B) Outstanding financial futures contracts based on Treasury Bonds or LIBOR with such contracts having an aggregate Market Value exceeding 40% of the aggregate Market Value of all Fitch Eligible Assets owned by the Trust (other than Fitch Eligible Assets already subject to a Fitch Hedging Transaction) and rated at least A or BBB by Fitch (or, if not rated by Fitch Ratings, rated at least Baa by Moody's; or, if not rated by Moody's, rated at least A or AA by S&P) (for purposes of the foregoing clauses (i) and (ii), the Trust shall be deemed to own futures contracts that underlie any outstanding options written by the Trust);

      (iii) The Trust may engage in closing transactions to close out any outstanding financial futures contract based on any index approved by Fitch if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Fitch and the Trust.

      (iv) The Trust may not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Shares Basic Maintenance Amount.

      "Fitch Industry Classification" means, for the purposes of determining Fitch Eligible Assets, each of the following industry classifications:

Fitch Industry Classifications                                SIC Code (Major Groups)
------------------------------                                -----------------------
Aerospace and Defense                                         37, 45
Automobiles                                                   37, 55
Banking, Finance and Real Estate                              60, 65, 67
Broadcasting and Media                                        27, 48
Building and Materials                                        15-17, 32, 52
Cable                                                         48
Chemicals                                                     28, 30
Computers and Electronics                                     35, 36
Consumer Products                                             23, 51
Energy                                                        13, 29, 49
Environmental Services                                        87
Farming and Agriculture                                       1-3, 7-9
Food, Beverage and Tobacco                                    20, 21, 54
Gaming, Lodging and Restaurants                               70, 58
Health Care and Pharmaceuticals                               38, 28, 80
Industrial/Manufacturing                                      35
Insurance                                                     63, 64
Leisure and Entertainment                                     78, 79
Metals and Mining                                             10, 12, 14, 33, 34
Miscellaneous                                                 50, 72-76, 99
Paper and Forest Products                                     8, 24, 26
Retail                                                        53, 56, 59
Sovereign                                                     NA
Supermarkets and Drug Stores                                  54
Telecommunications                                            48
Textiles and Furniture                                        22, 25, 31, 57
Transportation                                                40, 42-47
Utilities                                                     49

Structured Finance Obligations                                NA
Packaging and Containers                                      26, 32, 34
Business Services                                             73, 87

      The Trust shall use its discretion in determining which industry classification is applicable to a particular investment.

      "Fitch Loan Category" means the following four categories (and, for purposes of this categorization, the Market Value of a Fitch Eligible Asset trading at par is equal to $1.00):

      (i) "Fitch Loan Category A" means Performing Loans which have a Market Value or an Approved Price greater than or equal to $0.90.

      (ii) "Fitch Loan Category B" means: (A) Performing Loans which have a Market Value or an Approved Price of greater than or equal to $0.80 but less than $0.90; and (B) non-Performing Loans which have a Market Value or an Approved Price greater than or equal to $0.85.

      (iii) "Fitch Loan Category C" means: (A) Performing Loans which have a Market Value or an Approved Price of greater than or equal to $0.70 but less than $0.80; (B) non-Performing Loans which have a Market Value or an Approved Price of greater than or equal to $0.75 but less than $0.85; and (C) Performing Loans without an Approved Price rated BB- or higher by Fitch. If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody's rating is Baa1, a Fitch rating of BBB+ will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA-, a Fitch rating of AAA- will be used, and where the only rating on a security is a Moody's rating of Ba3, a Fitch rating of BB- will be used).

      (iv) "Fitch Loan Category D" means Loans not described in any of the foregoing categories.

      Notwithstanding any other provision contained above, for purposes of determining whether a Fitch Eligible Asset falls within a specific Fitch Loan Category, to the extent that any Fitch Eligible Asset would fall within more than one of the Fitch Loan Categories, such Fitch Eligible Asset shall be deemed to fall into the Fitch Loan Category with the lowest applicable Fitch Discount Factor.

      "Holder" means a Person identified as a holder of record of shares of APS in the Share Register.

      "Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Trust, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

      "Initial Dividend Payment Date" means the Initial Dividend Payment Date as determined by the Board of Trustees of the Trust or their designee with respect to each series of APS or Other APS, as the case may be.

      "Initial Dividend Period" has the meaning set forth in paragraph 2(c)(i) of this Article VII, of these Amended By-Laws and, with respect to Other APS, has the equivalent meaning.

      "Initial Dividend Rate" means the rate per annum established by the Board of Trustees or their designee, applicable to the Initial Dividend Period for such series of APS and, with respect to Other APS, has the equivalent meaning.

      "Initial Margin" means the amount of cash or securities deposited with a broker as a margin payment at the time of purchase or sale of a futures contract.

      "Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

      "Interest Rate Swaps" means the exchange by the Trust with another party of their respective commitments to pay or receive interest, e.g., an exchange of fixed rate payments for floating rate payments.

      "LIBOR" means the London Interbank Offered Rate.

      "Loan" means any assignment of or participation in any bank loan denominated in U.S. dollars including term loans, the funded and unfunded portions of revolving credit lines (provided that the Trust shall place in reserve an amount equal to any unfunded portion of any revolving credit line) and debtor-in possession financings; provided that such loan (a) is not extended for the purpose of purchasing or carrying any margin stock and (b) is similar to those typically made, syndicated, purchased or participated by a commercial bank in the ordinary course of business.

      "Long Term Dividend Period" means a Special Dividend Period consisting of a specified period of one whole year or more but not greater than five years.

      "Mandatory Redemption Price" means $25,000 per share of APS plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption and excluding Additional Dividends.

      "Market Value" of any asset of the Trust shall be the market value thereof determined by the Pricing Service or by the Trust in accordance with procedures approved by the Board of Trustees. Market Value of any asset shall include any interest accrued thereon. The Pricing Service shall value portfolio securities at the quoted bid prices or the mean between the quoted bid and asked price or the yield equivalent when quotations are not readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by the Pricing Service using methods which include consideration of: yields or prices of municipal obligations of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Pricing Service or the Trust may employ electronic data processing techniques and/or a matrix system to determine valuations. At the Trust's discretion, in the event the Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids obtained by the Trust from dealers who are members of the National Association of Securities Dealers, Inc. and who make a market in the security, at least one of which shall be in writing. Futures contracts and options are valued at closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value on a consistent basis using methods determined in good faith by the Board of Trustees.

      "Maximum Applicable Rate," with respect to APS, has the meaning set forth in paragraph 10(a)(vii) of this Article VII, of these Amended By-Laws and, with respect to Other APS, has the equivalent meaning.

      "MBS" means mortgage backed securities that are issued, backed or otherwise guaranteed by the U.S. Government or its agencies or instrumentalities or that are issued by private issuers.

      "Bi-Monthly Valuation Date" means the fifteenth day of each month if such day is a Business Day or the first Business Day preceding the fifteenth and the last Business Day of each month in each fiscal year of the Trust, commencing from the Date of Original Issue.

      "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors.

      "Moody's Discount Factor" means for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined as follows. The Moody's Discount Factor for any Moody's Eligible Asset other than the securities set forth below will be the percentage provided in writing by Moody's.

      (i) Corporate debt securities: The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below.

DISCOUNT FACTORS FOR CORPORATE DEBT SECURITIES INCLUDING NON-INVESTMENT GRADE BONDS (NON-CONVERTIBLES)

TERMS TO MATURITY OF NON-
INVESTMENT GRADE BONDS                            AAA       AA         A        BAA       BA         B    NR(1)
----------------------                            ---       --         -        ---       --         -    -----

1 year or less                                    109       112       115       118       137       150       250
2 years or less (but longer than 1 year)          115       118       122       125       146       160       250
3 years or less (but longer than 2 years)         120       123       127       131       153       168       250

4 years or less (but longer than 3 years)         126       129       133       138       161       176       250

5 years or less (but longer than 4 years)         132       135       139       144       168       185       250
7 years or less (but longer than 5 years)         139       143       147       152       179       197       250
10 years or less (but longer than 7 years)        145       150       155       160       189       208       250
15 years or less (but longer than 10 years)       150       155       160       165       196       216       250
20 years or less (but longer than 15 years)       150       155       160       165       196       228       250
30 years or less (but longer than 20 years)       150       155       160       165       196       229       250
Greater than 30 years                             165       173       181       189       205       240       250

(1) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Fund's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate, municipal or other debt security is unrated by Moody's, S&P or Fitch, the Fund will use the percentage set forth under "Below B and Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent.

      The Moody's Discount Factors presented in the immediately preceding table will also apply to corporate debt securities that do not pay interest in U.S. dollars or euros, provided that the Moody's Discount Factor determined from the table shall be multiplied by a factor of 1.20% for purposes of calculating the Discounted Value of such securities.

      (ii) Preferred stock: The Moody's Discount Factor for preferred stock shall be (A) for preferred stocks issued by a utility, 155%; (B) for preferred stocks of industrial and financial issuers, 197%; and (C) for auction rate preferred stocks, 350%.

      (iii) Short-term instruments: The Moody's Discount Factor applied to short-term portfolio securities, including without limitation corporate debt securities, Short Term Money Market Instruments and municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Moody's Exposure Period; (B) 115%, so long as such portfolio securities mature or have a demand feature at par not exercisable within the Moody's Exposure Period; and (C) 125%, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period. A Moody's Discount Factor of 100% will be applied to cash.

      (v) Rule 144A Securities: The Moody's Discount Factor applied to Rule 144A Securities for Rule 144A Securities whose terms include rights to registration under the Securities Act within one year and Rule 144A Securities which do not have registration rights within one year will be 120% and 130%, respectively, of the Moody's Discount Factor which would apply were the securities registered under the Securities Act.

      (vi) Senior Loans: The Moody's Discount Factor applied to Senior Loans shall be the percentage specified in the table below opposite such Moody's Loan
Category:

              MOODY'S LOAN CATEGORY                  DISCOUNT FACTOR
              ---------------------                  ---------------

                        A                                 118%
                        B                                 137%
                        C                                 161%
                        D                                 222%

      (vii) MBS: U.S. Government Agency (FNMA, FHLMC or GNMA) conforming mortgage-backed securities. These securities will be discounted at 132%.

      "Moody's Eligible Asset" means:

      (i) Cash (including interest and dividends due on assets rated (A) Baa3 or higher by Moody's or the equivalent by another Rating Agency if the payment date is within five (5) Business Days of the Valuation Date, (B) A2 or higher by Moody's or the equivalent by another Rating Agency if the payment date is within thirty days of the Valuation Date, and (C) A1 or higher by Moody's or the equivalent by another Rating Agency if the payment date is within the Moody's Exposure Period) and receivables for Moody's Eligible Assets sold if the receivable is due within five (5) Business Days of the Valuation Date, and if the trades which generated such receivables are (A) settled through clearing house firms with respect to which the Trust has received prior written authorization from Moody's or (B) (1) with counterparties having a Moody's long-term debt rating of at least Baa3 or the equivalent by another Rating Agency or (2) with counterparties having a Moody's Short Term Money Market Instrument rating of at least P-1or the equivalent by another Rating Agency;

      (ii) Short Term Money Market Instruments, so long as (A) such securities are rated at least P-1 or the equivalent by another Rating Agency, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2 or the equivalent by another Rating Agency, or (C) in all other cases, the supporting entity (1) is rated A2 or the equivalent by another Rating Agency and the security matures within one month, (2) is rated A1 or the equivalent by another Rating Agency and the security matures within three months or (3) is rated at least Aa3 or the equivalent by another Rating Agency and the security matures within six months; provided, however, that for purposes of this definition, such instruments (other than commercial paper rated by S&P and not rated by Moody's) need not meet any otherwise applicable S&P rating criteria;

      (iii) U.S. Government Securities;

      (iv) Rule 144A Securities;

      (v) Senior Loans;

      (vi) Corporate debt securities if (A) such securities are rated B3 or higher by Moody's or the equivalent by another Rating Agency; (B) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Moody's Eligible Assets if they are rated by Moody's, S&P or Fitch; (C) for securities which provide for conversion or exchange at the option of the issuer into equity capital at some time over their lives, the issuer must be rated at least B3 by Moody's or the equivalent by another Rating Agency and the discount factor will be 250%; (D) for debt securities rated Ba1 and below, no more than 10% of the original amount of such issue may constitute Moody's Eligible Assets or the equivalent by another Rating Agency; (E) such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees, except that such securities that are not subject to U.S. federal securities laws shall be considered Moody's Eligible Assets if they are publicly traded; and (F) such securities are not subject to extended settlement.

      Notwithstanding the foregoing limitations, (x) corporate debt securities not rated at least B3 by Moody's or not rated by Moody's shall be considered to be Moody's Eligible Assets only to the extent the Market Value of such corporate debt securities does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; provided, however, that if the Market Value of such corporate debt securities exceeds 10% of the aggregate Market Value of all Moody's Eligible Assets, a portion of such corporate debt securities (selected by the Trust) shall not be considered Moody's Eligible Assets, so that the Market Value of such corporate debt securities (excluding such portion) does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; and (y) corporate debt securities rated by neither Moody's, S&P nor Fitch shall be considered to be Moody's Eligible Assets only to the extent such securities are issued by entities which
(i) have not filed for bankruptcy within the past three years, (ii) are current on all principal and interest in their fixed income obligations, (iii) are current on all preferred stock dividends, and (iv) possess a current, unqualified auditor's report without qualified, explanatory language.

      (vii) Preferred stocks if (A) dividends on such preferred stock are cumulative, (B) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (C) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange, (D) the issuer of such a preferred stock has a senior debt rating from Moody's of Baa1 or higher or a preferred stock rating from Moody's of Baa3 or higher and (E) such preferred stock has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred stock has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred stock without such a dividend history would also be eligible). In addition, the preferred stocks must have the following diversification requirements: (X) the preferred stock issue must be greater than $50 million and (Y) the minimum holding by the Trust of each issue of preferred stock is $500,000 and the maximum holding of preferred stock of each issue is $5 million. In addition, preferred stocks issued by transportation companies will not be considered Moody's Eligible Assets;

      (viii) Asset-backed securities and MBS:

      (A) Asset-backed securities if (1) such securities are rated at least Baa by Moody's or at least BBB by S&P or Fitch, (2) the securities are part of an issue that is $250 million or greater, or the issuer of such securities has a total of $500 million or greater of asset-backed securities outstanding at the time of purchase of the securities by the Trust and (3) the expected average life of the securities is not greater than 4 years;

      (B) Collateralized mortgage obligations ("CMOs"), including CMOs with interest rates that float at a multiple of the change in the underlying index according to a pre-set formula, provided that any CMO held by the Trust (1) has been rated Aaa by Moody's or AAA by S&P or Fitch, (2) does not have a coupon which floats inversely, (3) is not portioned as an interest-only or principal-only strip and (4) is part of an issuance that had an original issue size of at least $100 million;

      (C) Planned amortization class bonds ("PACs") and targeted amortization class bonds ("TACs") provided that such PACs or TACs are (1) backed by certificates of either the Federal National Mortgage Association ("FNMA"), the Government National Mortgage Association ("GNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") representing ownership in single-family first lien mortgage loans with original terms of 30 years, (2) part of an issuance that had an original issue size of at least $10 million, (3) part of PAC or TAC classes that have payment priority over other PAC or TAC classes, (4) if TACs, TACs that do not support PAC classes, and (5) if TACs, not considered reverse TACs (i.e., do not protect against extension risk);

      (D) Consolidated senior debt obligations of Federal Home Loan Banks ("FHLBs"), senior long-term debt of the FNMA, and consolidated systemwide bonds and FCS Financial Assistance Corporation Bonds of Federal Farm Credit Banks ("FFCBs") (collectively, "FHLB, FNMA and FFCB Debentures"), provided that such FHLB, FNMA and FFCB Debentures are (1) direct issuance corporate debt rated Aaa by Moody's or comparably rated by another Rating Agency, (2) senior debt obligations backed by the FHLBs, FFCBs or FNMA, (3) part of an issue entirely denominated in U.S. dollars and (4) not callable or exchangeable debt issues;

      (E) Mortgage pass-throughs rated at least Aa by Moody's or comparably rated by another Rating Agency and pass-throughs provided that (1) certificates must evidence a proportional, undivided interest in specified pools of fixed or adjustable rate mortgage loans, secured by a valid first lien, on one- to four-family residential properties and (2) the securities are publicly registered or issued by FNMA, GNMA or FHLMC;

      (F) Private-placement mortgage pass-throughs provided that (1) certificates represent a proportional undivided interest in specified pools of fixed-rate mortgage loans, secured by a valid first lien, on one- to four-family residential properties, (2) documentation is held by a trustee or independent custodian, (3) pools of mortgage loans are serviced by servicers that have been approved by FNMA or FHLMC and funds shall be advanced to meet deficiencies to the extent provided in the pooling and servicing agreements creating such certificates, and (4) pools have been rated Aa or better by Moody's or comparably rated by another Rating Agency; and

      (G) Whole loans (e.g., direct investments in mortgages) provided that (1) at least 65% of such loans (a) have seasoning of no less than 6 months, (b) are secured by single-family detached residences, (c) are owner-occupied primary residences, (d) are secured by a first-lien, fully-documented mortgage, (e) are neither currently delinquent (30 days or more) nor delinquent during the preceding year, (f) have loan-to-value ratios of 80% or below, (g) carry normal hazard insurance and title insurance, as well as special hazard insurance, if applicable, (h) have original terms to maturity not greater than 30 years, with at least one year remaining to maturity, (i) have a minimum of $10,000 remaining principal balance, (j) for loans underwritten after January 1, 1978, FNMA and/or FHLMC forms are used for fixed-rate loans, and (k) such loans are whole loans and not participations; (2) for loans that do not satisfy the requirements set forth in the foregoing clause (1), (a) non-owner occupied properties represent no greater than 15% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, (b) multi-family properties (those with five or more units) represent no greater than 15% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, (c) condominiums represent no greater than 10% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, and any condominium project must be 80% occupied at the time the loan is originated, (d) properties with loan-to-value ratios exceeding 80% represent no greater than 25% of the aggregate of either the adjustable-rate pool or the fixed-rate pool and the portion of the mortgage on any such property that exceeds a loan-to-value ratio of 80% is insured with Primary Mortgage Insurance from an insurer rated at least Baa3 by Moody's and (e) loan balances in excess of the current FHLMC limit plus $75,000 represent no greater than 25% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, loan balances in excess of $350,000 represent no greater than 10% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, and loan balances in excess of $1,000,000 represent no greater than 5% of the aggregate of either the adjustable-rate pool or the fixed-rate pool; (3) no greater than 5% of the pool of loans is concentrated in any one zip code; (4) the pool of loans contains at least 100 loans or $2 million in loans per servicer; (5) for adjustable-rate mortgages ("ARMs"), (a) any ARM is indexed to the National Cost of Funds index, the 11th District Cost of Funds index, the 1-year Treasury or the 6-month Treasury, (b) the margin over the given index is between 0.15% and 0.25% for either cost-of-funds index and between 0.175% and 0.325% for Treasuries, (c) the maximum yearly interest rate increase is 2%, (d) the maximum life-time interest rate increase is 6.25% and
(e) ARMs may include Federal Housing Administration and Department of Veterans Affairs loans; (6) for "teaser" loans, (a) the initial discount from the current ARM market rate is no greater than 2%, (b) the loan is underwritten at the market rate for ARMs, not the "teaser" rate, and (c) the loan is seasoned six months beyond the "teaser" period;

      (ix) Financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the Investment Company Act of 1940, as amended, not otherwise provided for in this definition but only upon receipt by the Trust of a letter from Moody's specifying any conditions on including such financial contract in Moody's Eligible Assets and assuring the Trust that including such financial contract in the manner so specified would not affect the credit rating assigned by Moody's to the APS; and

      (x) Moody's Hedging Transactions.


Moody's Diversification Limitations:

      In addition, portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Moody's Eligible Assets:


RATINGS(1)                  MAXIMUM SINGLE           MAXIMUM SINGLE         MINIMUM ISSUE SIZE
                            ISSUER(2),(3)           INDUSTRY(3),(4)         ($ IN MILLIONS)(5)
                            -------------           ---------------         ------------------

Aaa                            100%                    100%                    $100

Aa                              20                      60                      100
A                               10                      40                      100
Baa                              6                      20                      100
Ba                               4                      12                       50(6)
B1-B2                            3                       8                       50(6)
B3 or below                      2                       5                       50(6)

            (1) Refers to the securities of the portfolio holding.

            (2) Companies subject to common ownership of 25% or more are considered as one issuer.

            (3) Percentages represent a portion of the aggregate Market Value of securities.

            (4) Industries are determined according to Moody's Industry Classifications, as defined herein.

            (5) Except for preferred stock, which has a minimum issue size of $50 million.

            (6) Portfolio holdings from issues ranging from $50 million to $100 million are limited to 20% of the Trust's total assets.

      Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Fund's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate, municipal or other debt security is unrated by Moody's, S&P or Fitch, the Fund will use the percentage set forth under "Below B and Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent.

      Where the Trust sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible Asset and the amount the Trust is required to pay upon repurchase of such asset will count as a liability for the purposes of the APS Basic Maintenance Amount. Where the Trust purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Trust thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Moody's Eligible Asset. For the purposes of calculation of Moody's Eligible Assets, portfolio securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such portfolio securities.

      Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of APS Basic Maintenance Amount or to the extent it is subject to any Liens, except for (A) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Trust will not affect the status of such asset as a Moody's Eligible Asset, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Trust by its investment manager or portfolio manager, the Trust's custodian, transfer agent or registrar or the Auction Agent and (D) Liens arising by virtue of any repurchase agreement.

      "Moody's Exposure Period" means the period commencing on a given Valuation Date and ending 49 days thereafter.

      "Moody's General Portfolio Requirements" means that the Trust's portfolio must meet the following diversification requirements: (a) no more than 25% by par value of the Trust's total assets can be invested in the securities of borrowers and other issuers having their principal business activities in the same Moody's Industry Classification; provided, that this limitation shall not apply with respect to U.S. Government Securities and provided further that for purposes of this subsection (a), the term "issuer" shall not include a lender selling a participation to the Trust or any other person interpositioned between such lender and the Trust with respect to a participation and (b) no more than 10% by par value of the Trust's total assets can be invested in securities of a single issuer, and provided further that for purposes of this subsection (b), the term "issuer" includes both the borrower under a loan agreement and the lender selling a participation to the Trust together with any other persons interpositioned between such lender and the Trust with respect to such participation.

      "Moody's Hedging Transactions" has the meaning set forth in paragraph 8(a) of these Amended By-Laws.

      "Moody's Industry Classification" means, for the purposes of determining Moody's Eligible Assets, each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the Preferred Shares):

1. Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition

2. Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers

3. Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

4. Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

5. Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

6. Chemicals, Plastics and Rubber: Chemicals (non-agricultural), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating Containers

7. Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass

8. Personal and Non-Durable Consumer Products (Manufacturing Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

9.    Diversified/Conglomerate Manufacturing

10.   Diversified/Conglomerate Service

11. Diversified Natural Resources, Precious Metals and Minerals: Fabricating, Distribution

12. Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste Disposal

13. Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

14.   Finance: Investment Brokerage, Leasing, Syndication, Securities

15. Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers

16.   Grocery: Grocery Stores, Convenience Food Stores

17. Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

18.   Home and Office Furnishings, Housewares, and Durable Consumer Products:
      Carpets, Floor Coverings, Furniture, Cooking, Ranges

19.   Hotels, Motels, Inns and Gaming

20.   Insurance: Life, Property and Casualty, Broker, Agent, Surety

21. Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution

22.   Machinery (Non-Agricultural, Non-Construction, Non-Electronic):
      Industrial, Machine Tools, Steam Generators

23. Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales of the foregoing

24.   Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling

25. Printing, Publishing, and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable Broadcasting Equipment

26. Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

27. Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom

28. Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular

29. Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes

30.   Personal Transportation: Air, Bus, Rail, Car Rental

31.   Utilities: Electric, Water, Hydro Power, Gas

32. Diversified Sovereigns: Semi-sovereigns, Canadian Provinces, Supra-national Agencies

      The Trust will use its discretion in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Trust considers necessary.

      "Moody's Loan Category" means the following five categories (and, for purposes of this categorization, the Market Value of a Moody's Eligible Asset trading at par is equal to $1.00):

      (i) "Moody's Loan Category A" means Performing Loans which have a value as determined in accordance with the Trust's valuation procedures greater than or equal to $0.90.

            (ii) "Moody's Loan Category B" means: (A) Performing Loans which have a value as determined in accordance with the Trust's valuation procedures of greater than or equal to $0.80 but less than $0.90; and (B) non-Performing Loans which have a value as determined in accordance with the Trust's valuation procedures greater than or equal to $0.85.

            (iii) "Moody's Loan Category C" means: (A) Performing Senior Loans which have a value as determined in accordance with the Trust's valuation procedures of greater than or equal to $0.70 but less than $0.80; and (B) non-Performing Loans which have a value as determined in accordance with the Trust's valuation procedures of greater than or equal to $0.75 but less than $0.85.

            (iv) "Moody's Loan Category D" means Loans which have a value as determined in accordance with the Trust's valuation procedures less than $0.75.

      Notwithstanding any other provision contained above, for purposes of determining whether a Moody's Eligible Asset falls within a specific Moody's Loan Category, to the extent that any Moody's Eligible Asset would fall in more than one of the Moody's Loan Categories, such Moody's Eligible Asset shall be deemed to fall into the Moody's Loan Category with the lowest applicable Moody's Discount Factor.

      "Non-Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions".

      "Non-Investment Grade Bonds" means "Non-Investment Grade Bonds" as defined in the Trust's Registration Statement on Form N-2 (File No. 333-105916) relating to the APS on file with the Securities Exchange Commission, as such Registration Statement may be amended from time to time.

      "Non-Payment Period" means any period commencing on and including the day on which the Trust shall fail to (i) declare, prior to the close of business on the second Business Day preceding any Dividend Payment Date, for payment on or (to the extent permitted by paragraph 2(c)(i) of this Article VII, of these Amended By-Laws) within three Business Days after such Dividend Payment Date to the Holders as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on shares of APS payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Auction Agent by 12:00 noon, New York City time, (A) on such Dividend Payment Date the full amount of any cash dividend on such shares payable (if declared) on such Dividend Payment Date or (B) on any redemption date for any shares of APS called for redemption, the Mandatory Redemption Price per share of such APS or, in the case of an optional redemption, the Optional Redemption Price per share, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid cash dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that, a Non-Payment Period shall not end unless the Trust shall have given at least five days' but no more than 30 days' written notice of such deposit or availability to the Auction Agent, all Existing Holders (at their addresses appearing in the Share Books) and the Securities Depository. Notwithstanding the foregoing, the failure by the Trust to deposit funds as provided for by clauses (ii)(A) or (ii)(B) above within three Business Days after any Dividend Payment Date or redemption date, as the case may be, in each case to the extent contemplated by paragraph 2(c)(i) of these Amended By-Laws, shall not constitute a "Non-Payment Period."

      "Non-Payment Period Rate" means, initially, 200% of the applicable Reference Rate, provided that the Board of Trustees of the Trust shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Trustees of the Trust determines and Fitch (and any Substitute Rating Agency in lieu of Fitch in the event such party shall not rate the APS) advise the Trust in writing that such adjustment, modification, alteration or change will not adversely affect its then current ratings on the APS.

      "Normal Dividend Payment Date" has the meaning set forth in paragraph 2(b)(i) of Article VII, of these Amended By-Laws.

      "Notice of Redemption" means any notice with respect to the redemption of shares of APS pursuant to paragraph 4 of Article VII, of these Amended By-Laws.

      "Notice of Revocation" has the meaning set forth in paragraph 2(c)(iii) of
Article VII, of these Amended By-Laws.

      "Notice of Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii) of Article VII, of these Amended By-Laws.

      "Optional Redemption Price" means $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption and excluding Additional Dividends plus any applicable redemption premium attributable to the designation of a Premium Call Period.

      "Other APS" means the auction rate Preferred Shares of the Trust, other than the APS.

      "Outstanding" means, as of any date (i) with respect to APS, shares of APS therefor issued by the Trust except, without duplication, (A) any shares of APS theretofore canceled or delivered to the Auction Agent for cancellation, or redeemed by the Trust, or as to which a Notice of Redemption shall have been given and Deposit Securities shall have been deposited in trust or segregated by the Trust pursuant to paragraph 4(c) and (B) any shares of APS as to which the Trust or any Affiliate thereof shall be a Beneficial Owner, provided that shares of APS held by an Affiliate shall be deemed outstanding for purposes of calculating the APS Basic Maintenance Amount and (ii) with respect to shares of other Preferred Shares, has the equivalent meaning.

      "Parity Shares" means the APS and each other outstanding series of Preferred Shares the holders of which, together with the holders of the APS, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to the full respective preferential amounts to which they are entitled, without preference or priority one over the other.

      "Performing" means that no default as to the payment of principal or interest has occurred and is continuing.

      "Person" means and includes an individual, a partnership, a Trust, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

      "Potential Beneficial Owner" means a customer of a Broker-Dealer or a Broker-Dealer that is not a Beneficial Owner of shares of APS but that wishes to purchase such shares, or that is a Beneficial Owner that wishes to purchase additional shares of APS.

      "Potential Holder" means any Broker-Dealer or any such other Person as may be permitted by the Trust, including any Existing Holder, who may be interested in acquiring shares of APS (or, in the case of an Existing Holder, additional shares of APS).

      "Preferred Shares" means the preferred shares of beneficial interest, par value $0.01 per share, of the Trust, and includes APS and Other APS.

      "Premium Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions".

      "Pricing Service" means any pricing service designated by the Board of Trustees of the Trust provided the Trust obtains written assurance from Moody's and Fitch that such designation will not impair the rating then assigned by Moody's and Fitch, as applicable, to the APS.

      "Rating Agency" means a nationally recognized statistical rating organization.

      "Reference Rate" means, with respect to the Non-Payment Period Rate means a Dividend Period the applicable "AA" Composite Commercial Paper Rate.

      "Request for Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii) of Article VII, of these Amended By-Laws.

      "Response" has the meaning set forth in paragraph 2(c)(iii) of Article VII, of these Amended By-Laws.

      "Rule 144A Securities" means securities which are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees of the Trust.

      "S&P" means Standard & Poor's Corporation, a New York Corporation, and its successors.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Depository" means The Depository Trust Company or any successor company or other entities elected by the Trust as securities depository for the shares of APS that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of APS.

      "Senior Loans" means "Senior Loans" as defined in the Trust's Registration Statement on Form N-2 (File No. 333-105916) relating to the APS on file with the Securities Exchange Commission, as such Registration Statement may be amended from time to time.

      "Series A APS" means the Auction Preferred Shares, Series A.

      "Series B APS" means the Auction Preferred Shares, Series B.

      "Series C APS" means the Auction Preferred Shares, Series C.

      "Series D APS" means the Auction Preferred Shares, Series D.

      "Series E APS" means the Auction Preferred Shares, Series E.

      "Service" means the United States Internal Revenue Service.

      "Share Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders of the APS.

      "Share Register" means the register of Holders maintained on behalf of the Trust by the Auction Agent in its capacity as transfer agent and registrar for the APS.

      "Short Term Dividend Period" means a Special Dividend Period consisting of a specified number of days (other than seven), evenly divisible by seven and not fewer than seven nor more than 364.

      "Short Term Money Market Instruments" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Trust, the remaining term to maturity thereof is not in excess of 180 days (or 270 days for instruments rated at least Aaa for purposes of determining Moody's Eligible Assets):

      (i) commercial paper rated either F-1 by Fitch or A-1 by S&P if such commercial paper matures in 30 days or P-1 by Moody's and either F-1+ by Fitch or A-1+ by S&P if such commercial paper matures in over 30 days;

      (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of, (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

      (iii) overnight funds;

      (iv) U.S. Government Securities; and

      (v) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company if the certificates of deposit, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company that have (1) credit ratings on each Valuation Date of at least P-1 from Moody's and either F-1+ from Fitch or A-1+ from S&P, in the case of commercial paper or certificates of deposit, and (2) credit ratings on each Valuation Date of at least Aa3 from Moody's and either AA from Fitch or AA- from S&P, in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Trust, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch and S&P shall be at least A2, A-2 and A, respectively; and provided further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the certificates of deposit, if any, of such depository institution or trust company are not rated on any Valuation Date below P-1 by Moody's, F-1+ by Fitch or A-1+ by S&P and there is no long-term rating, and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Trust); and provided further, that the interest receivable by the Trust shall not be subject to any withholding or similar taxes.

      "Special Dividend Period" means a Dividend Period consisting of (i) a specified number of days (other than seven), evenly divisible by seven and not fewer than seven nor more than 364 or (ii) a specified period of one whole year or more but not greater than five years (in each case subject to adjustment as provided in paragraph 2(b)(i)).

      "Specific Redemption Provisions" means, with respect to a Special Dividend Period either, or any combination of, (i) a period (a "Non-Call Period") determined by the Board of Trustees of the Trust, after consultation with the Auction Agent and the Broker-Dealers, during which the shares of APS subject to such Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Trustees of the Trust, after consultation with the Auction Agent and the Broker-Dealers, during each year of which the shares of APS subject to such Dividend Period shall be redeemable at the Trust's option at a price per share equal to $25,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $25,000, as determined by the Board of Trustees of the Trust after consultation with the Auction Agent and the Broker-Dealers.

      "Subsequent Dividend Period," with respect to APS, has the meaning set forth in paragraph 2(c)(i) of Article VII, of these Amended By-Laws and, with respect to Other APS, has the equivalent meaning.

      "Substitute Commercial Paper Dealers" means such Substitute Commercial Paper Dealer or Dealers as the Trust may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

      "Substitute Rating Agency" and "Substitute Rating Agencies" mean a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations, respectively, selected by Eaton Vance Management or its affiliates and successors, after consultation with the Trust, to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of APS.

      "Swap" means a derivative transaction between two parties who contractually agree to exchange the returns (or differentials in rates of return) to be exchanged or "swapped" between the parties, which returns are calculated with respect to a "notional amount," i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a "basket" of securities representing a particular index.

            (i) "Interest Rate Swap" means an arrangement whereby two parties (called counterparties) enter into an agreement to exchange periodic interest payments. The dollar amount the counterparties pay each other is an agreed-upon periodic interest rate multiplied by some predetermined dollar principal, called the notional principal amount. No principal (no notional amount) is exchanged between parties to the transaction; only interest is exchanged.

      (ii) "Total Return Swap" means an agreement between counterparties in which one party agrees to make payments of the total return from the underlying asset(s) which may include securities, baskets of securities, or securities indices during the specified period, in return for payments equal to a fixed or floating rate of interest or the total return from other underlying asset(s).

      (iii) "Credit Default Swap" means an agreement between counterparties in which one party is entitled to receive the par (or other agreed-upon) value of a referenced debt obligation from the counterparty to the agreement in the event of a default by a third party on the debt obligation. In return, such party would pay the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred.

      "Treasury Bonds" means United States Treasury Bills, Bonds or Notes.

      "Trust" means Eaton Vance Limited Duration Income Fund, a Massachusetts business trust.

      "U.S. Government Securities" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than Treasury bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

      "U.S. Treasury Bill Rate" on any date means (i) the Interest Equivalent of the rate on the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York in its Composite 3:30 p.m. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Bill Rate on such date. "Alternate Treasury Bill Rate" on any date means the Interest Equivalent of the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as determined by bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

      "U.S. Treasury Note Rate" on any date means (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 p.m. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date. "Alternate Treasury Note Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

      "Valuation Date" means, for purposes of determining whether the Trust is maintaining the APS Basic Maintenance Amount, each Business Day commencing with the Date of Original Issue.

      "Variation Margin" means, in connection with an outstanding futures contract owned or sold by the Trust, the amount of cash or securities paid to or received from a broker (subsequent to the Initial Margin payment) from time to time as the price of such futures contract fluctuates.

      (b) The foregoing definitions of Accountant's Confirmation, APS Basic Maintenance Amount, APS Basic Maintenance Cure Date, APS Basic Maintenance Report, Deposit Securities, Discounted Value, Independent Accountant, Initial Margin, Market Value, Maximum Potential Additional Dividend Liability, Moody's Discount Factor, Fitch Discount Factor, Moody's Eligible Asset, Fitch Eligible Asset, Moody's Exposure Period, Fitch Exposure Period, Moody's Hedging Transactions, Fitch Hedging Transactions, Valuation Date and Variation Margin have been determined by the Board of Trustees of the Trust in order to obtain a AAA rating from Fitch and Aaa rating from Moody's on the APS on their Date of Original Issue; and the Board of Trustees of the Trust shall have the authority, without shareholder approval, to amend, alter or repeal from time to time the foregoing definitions and the restrictions and guidelines set forth thereunder if Moody's, Fitch or any Substitute Rating Agency advises the Trust in writing that such amendment, alteration or repeal will not adversely affect its then current rating on the APS.

      2. DIVIDENDS. (a) The Holders of a particular series of APS shall be entitled to receive, when, as and if declared by the Board of Trustees of the Trust, out of funds legally available therefor, cumulative dividends each consisting of cash at the Applicable Rate, and no more, payable on the respective dates set forth below. Dividends on the shares of each series of APS so declared and payable shall be paid (i) in preference to and in priority over any dividends declared and payable on the Common Shares, and (ii) to the extent permitted under the Code and to the extent available, out of net tax-exempt income earned on the Trust's investments. To the extent permitted under the Code, dividends on shares of APS will be designated as exempt-interest dividends. For the purposes of this section, the term "net tax-exempt income" shall exclude capital gains of the Trust.

      (b) (i) Cash dividends on shares of each series of APS shall accumulate from the Date of Original Issue and shall be payable, when, as and if declared by the Board of Trustees, out of funds legally available therefor, commencing on the Initial Dividend Payment Date. Following the Initial Dividend Payment Date for a series of APS, dividends on that series of APS will be payable, at the option of the Trust, either (i) with respect to any 7-Day Dividend Period and any Short Term Dividend Period of 28 or fewer days, on the day next succeeding the last day thereof, or (ii) with respect to any Short Term Dividend Period of more than 28 days and with respect to any Long Term Dividend Period, monthly on the first Business Day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and on the day next succeeding the last day thereof (each such date referred to in clause (i) or (ii) being herein referred to as a "Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exception discussed above, the next succeeding Dividend Payment Date, subject to such exception, will occur on the next following originally scheduled date. If for any reason a Dividend Payment Date cannot be fixed as described above, then the Board of Trustees shall fix the Dividend Payment Date. The Board of Trustees by resolution prior to authorization of a dividend by the Board of Trustees may change a Dividend Payment Date if such change does not adversely affect the contract rights of the Holders of shares of APS set forth in the Declaration of Trust or the Amended By-Laws. The Initial Dividend Period, 7-Day Dividend Periods and Special Dividend Periods with respect to a series of APS are hereinafter sometimes referred to as Dividend Periods. Each dividend payment date determined as provided above is hereinafter referred to as a "Dividend Payment Date."

      (ii) Each dividend shall be paid to the Holders as they appear in the Stock Register as of 12:00 noon, New York City time, on the Business Day preceding the Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as they appear on the Stock Register on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Trustees of the Trust.

      (c) (i) During the period from and including the Date of Original Issue to but excluding the Initial Dividend Payment Date for each series of APS (the "Initial Dividend Period"), the Applicable Rate shall be the Initial Dividend Rate. Commencing on the Initial Dividend Payment Date for each series of APS, the Applicable Rate for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period"), which Subsequent Dividend Period shall commence on and include a Dividend Payment Date and shall end on and include the calendar day prior to the next Dividend Payment Date (or last Dividend Payment Date in a Dividend Period if there is more than one Dividend Payment Date), shall be equal to the rate per annum that results from implementation of the Auction Procedures.

      The Applicable Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; and each Dividend Period, commencing after the first day of, and during, a Non-Payment Period shall be a 7-Day Dividend Period in the case of each series of APS. Except in the case of the willful failure of the Trust to pay a dividend on a Dividend Payment Date or to redeem any shares of APS on the date set for such redemption, any amount of any dividend due on any Dividend Payment Date (if, prior to the close of business on the second Business Day preceding such Dividend Payment Date, the Trust has declared such dividend payable on such Dividend Payment Date to the Holders of such shares of APS as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any shares of APS not paid to such Holders when due may be paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that, such amount is accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 360. In the case of a willful failure of the Trust to pay a dividend on a Dividend Payment Date or to redeem any shares of APS on the date set for such redemption, the preceding sentence shall not apply and the Applicable Rate for the Dividend Period commencing during the Non-Payment Period resulting from such failure shall be the Non-Payment Period Rate. For the purposes of the foregoing, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

      (ii) The amount of cash dividends per share of any series of APS payable (if declared) on the Initial Dividend Payment Date, each 7-Day Dividend Period and each Dividend Payment Date of each Short Term Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be the number of days in such Dividend Period or part thereof that such share was outstanding and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Long Term Dividend Period, the amount of cash dividends per share of a series of APS payable (if declared) on any Dividend Payment Date shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be such number of days in such part of such Dividend Period that such share was outstanding and for which dividends are payable on such Dividend Payment Date and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent.

      (iii) With respect to each Dividend Period that is a Special Dividend Period, the Trust may, at its sole option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, request that the next succeeding Dividend Period for a series of APS be a number of days (other than seven), evenly divisible by seven and not fewer than 7 nor more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than 5 years in the case of a Long Term Dividend Period, specified in such notice, provided that the Trust may not give a Request for Special Dividend Period of greater than 28 days (and any such request shall be null and void) unless, for any Auction occurring after the initial Auction, Sufficient Clearing Bids were made in the last occurring Auction and unless full cumulative dividends, any amounts due with respect to redemption's, and any Additional Dividends payable prior to such date have been paid in full. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the second Business Day but not more than seven Business Days prior to an Auction Date for a series of APS and, in the case of a Long Term Dividend Period, shall be given on or prior to the second Business Day but not more than 28 days prior to an Auction Date for a series of APS. Upon receiving such Request for Special Dividend Period, the Broker-Dealer(s) shall jointly determine whether, given the factors set forth below, it is advisable that the Trust issue a Notice of Special Dividend Period for the series of APS as contemplated by such Request for Special Dividend Period and the Optional Redemption Price of the APS during such Special Dividend Period and the Specific Redemption Provisions and shall give the Trust and the Auction Agent written notice (a "Response") of such determination by no later than the second Business Day prior to such Auction Date. In making such determination the Broker-Dealer(s) will consider (1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to the APS, (4) industry and financial conditions which may affect the APS, (5) the investment objective of the Trust, and (6) the Dividend Periods and dividend rates at which current and potential beneficial holders of the APS would remain or become beneficial holders. If the Broker-Dealer(s) shall not give the Trust and the Auction Agent a Response by such second Business Day or if the Response states that given the factors set forth above it is not advisable that the Trust give a Notice of Special Dividend Period for the series of APS, the Trust may not give a Notice of Special Dividend Period in respect of such Request for Special Dividend Period. In the event the Response indicates that it is advisable that the Trust give a Notice of Special Dividend Period for the series of APS, the Trust may by no later than the second Business Day prior to such Auction Date give a notice (a "Notice of Special Dividend Period") to the Auction Agent, the Securities Depository and each Broker-Dealer which notice will specify (i) the duration of the Special Dividend Period, (ii) the Optional Redemption Price as specified in the related Response and (iii) the Specific Redemption Provisions, if any, as specified in the related Response. The Trust also shall provide a copy of such Notice of Special Dividend Period to Moody's and Fitch. The Trust shall not give a Notice of Special Dividend Period and, if the Trust has given a Notice of Special Dividend Period, the Trust is required to give telephonic and written notice of its revocation (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, and the Securities Depository on or prior to the Business Day prior to the relevant Auction Date if (x) either the 1940 Act APS Asset Coverage is not satisfied or the Trust shall fail to maintain Fitch Eligible Assets or Moody's Eligible Assets with an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount, on each of the two Valuation Dates immediately preceding the Business Day prior to the relevant Auction Date on an actual basis and on a pro forma basis giving effect to the proposed Special Dividend Period (using as a pro forma dividend rate with respect to such Special Dividend Period the dividend rate which the Broker-Dealers shall advise the Trust is an approximately equal rate for securities similar to the APS with an equal dividend period), (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the Auction Agent by the close of business on the third Business Day preceding the related Auction Date or (z) the Broker-Dealer(s) jointly advise the Trust that after consideration of the factors listed above they have concluded that it is advisable to give a Notice of Revocation. The Trust also shall provide a copy of such Notice of Revocation to Fitch and Moody's. If the Trust is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause (x), (y) or (z) above or if the Trust gives a Notice of Revocation with respect to a Notice of Special Dividend Period for any series of APS, the next succeeding Dividend Period will be a 7-Day Dividend Period. In addition, in the event Sufficient Clearing Bids are not made in the applicable Auction or such Auction is not held for any reason, such next succeeding Dividend Period will be a 7-Day Dividend Period and the Trust may not again give a Notice of Special Dividend Period for the APS (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a 7-Day Dividend Period.

      (d) (i) Holders shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends and applicable late charges, as herein provided, on the shares of APS. Except for the late charge payable pursuant to paragraph 2(c)(i) hereof, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of APS that may be in arrears.

      (ii) For so long as any share of APS is Outstanding, the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares of beneficial interest, if any, ranking junior to the shares of APS as to dividends or upon liquidation) in respect of the Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the shares of APS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the shares of APS as to dividends and upon liquidation) or any other such Parity Shares (except by conversion into or exchange for stock of the Trust ranking junior to or on a parity with the shares of APS as to dividends and upon liquidation), unless (A) immediately after such transaction, the Trust shall have Fitch Eligible Assets and Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount and the Trust shall maintain the 1940 Act APS Asset Coverage, (B) full cumulative dividends on shares of APS and shares of Other APS due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent, and (C) the Trust has redeemed the full number of shares of APS required to be redeemed by any provision for mandatory redemption contained herein.

      (e) No fractional shares of APS shall be issued.

      3. LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, the Holders shall be entitled to receive, out of the assets of the Trust available for distribution to shareholders, before any distribution or payment is made upon any Common Shares or any other shares of beneficial interest ranking junior in right of payment upon liquidation to the APS, the sum of $25,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) thereon to the date of distribution, and after such payment the Holders will be entitled to no other payments. If upon any liquidation, dissolution or winding up of the Trust, the amounts payable with respect to the APS and any other Outstanding class or series of Preferred Shares of the Trust ranking on a parity with the APS as to payment upon liquidation are not paid in full, the Holders and the holders of such other class or series will share ratably in any such distribution of assets in proportion to the respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the Holders will not be entitled to any further participation in any distribution of assets by the Trust except for any Additional Dividends. A consolidation, merger or statutory share exchange of the Trust with or into any other Trust or entity or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Trust shall not be deemed or construed to be a liquidation, dissolution or winding up of the Trust.

      4. REDEMPTION. (a) Shares of APS shall be redeemable by the Trust as provided below:

      (i) To the extent permitted under the 1940 Act and Massachusetts law, upon giving a Notice of Redemption, the Trust at its option may redeem shares of any series of APS, in whole or in part, out of funds legally available therefor, at the Optional Redemption Price per share, on any Dividend Payment Date; provided that no share of APS may be redeemed at the option of the Trust during (A) the Initial Dividend Period with respect to a series of shares or (B) a Non-Call Period to which such share is subject. In addition, holders of APS which are redeemed shall be entitled to receive Additional Dividends to the extent provided herein. The Trust may not give a Notice of Redemption relating to an optional redemption as described in this paragraph 4(a)(i) unless, at the time of giving such Notice of Redemption, the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount due to Holders by reason of the redemption of their shares of APS on such redemption date, and the Discounted Value of Fitch Eligible Assets at least equals the APS Basic Maintenance Amount, and would at least equal the APS Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date.

      (ii) The Trust shall redeem, out of funds legally available therefor, at the Mandatory Redemption Price per share, shares of APS to the extent permitted under the 1940 Act and Massachusetts law, on a date fixed by the Board of Trustees, if the Trust fails to maintain Fitch Eligible Assets and Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount as provided in paragraph 7(a) or to satisfy the 1940 Act APS Asset Coverage as provided in paragraph 6 and such failure is not cured on or before the APS Basic Maintenance Cure Date or the 1940 Act Cure Date (herein collectively referred to as a "Cure Date"), as the case may be. In addition, holders of APS so redeemed shall be entitled to receive Additional Dividends to the extent provided herein. The number of shares of APS to be redeemed shall be equal to the lesser of (i) the minimum number of shares of APS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all shares of other Preferred Shares subject to redemption or retirement, would result in the Trust having Fitch Eligible Assets and Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount or satisfaction of the 1940 Act APS Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of APS and shares of other Preferred Shares the redemption of which would have such result, all shares of APS and shares of other Preferred Shares then Outstanding shall be redeemed), and (ii) the maximum number of shares of APS, together with all shares of other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor on such redemption date. In determining the number of shares of APS required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed which would result in the Trust having Fitch Eligible Assets and Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount or satisfaction of the 1940 Act APS Asset Coverage, as the case may be, pro rata among shares of APS of all series, Other APS and other Preferred Shares subject to redemption pursuant to provisions similar to those contained in this paragraph 4(a)(ii); provided that, shares of APS which may not be redeemed at the option of the Trust due to the designation of a Non-Call Period applicable to such shares (A) will be subject to mandatory redemption only to the extent that other shares are not available to satisfy the number of shares required to be redeemed and (B) will be selected for redemption in an ascending order of outstanding number of days in the Non-Call Period (with shares with the lowest number of days to be redeemed first) and by lot in the event of shares having an equal number of days in such Non-Call Period. The Trust shall effect such redemption on a Business Day which is not later than 35 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of shares of APS and shares of other Preferred Shares which are subject to mandatory redemption or the Trust otherwise is unable to effect such redemption on or prior to 35 days after such Cure Date, the Trust shall redeem those shares of APS which it is unable to redeem on the earliest practicable date on which it is able to effect such redemption out of funds legally available therefor.

      (b) Notwithstanding any other provision of this paragraph 4, no shares of APS may be redeemed pursuant to paragraph 4(a)(i) of Article VII, of these Amended By-Laws (i) unless all dividends in arrears on all remaining outstanding shares of Parity Shares shall have been or are being contemporaneously paid or declared and set apart for payment and (ii) if redemption thereof would result in the Trust's failure to maintain Fitch Eligible Assets and Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount. In the event that less than all the outstanding shares of a series of APS are to be redeemed and there is more than one Holder, the shares of that series of APS to be redeemed shall be selected by lot or such other method as the Trust shall deem fair and equitable.

      (c) Whenever shares of APS are to be redeemed, the Trust, not less than 17 nor more than 30 days prior to the date fixed for redemption, shall mail a notice ("Notice of Redemption") by first-class mail, postage prepaid, to each Holder of shares of APS to be redeemed and to the Auction Agent. The Trust shall cause the Notice of Redemption to also be published in the eastern and national editions of The Wall Street Journal. The Notice of Redemption shall set forth
(i) the redemption date, (ii) the amount of the redemption price, (iii) the aggregate number of shares of APS of such series to be redeemed, (iv) the place or places where shares of APS of such series are to be surrendered for payment of the redemption price, (v) a statement that dividends on the shares to be redeemed shall cease to accumulate on such redemption date (except that holders may be entitled to Additional Dividends) and (vi) the provision of these Amended By-Laws pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

      If the Notice of Redemption shall have been given as aforesaid and, concurrently or thereafter, the Trust shall have deposited in trust with the Auction Agent, or segregated in an account at the Trust's custodian bank for the benefit of the Auction Agent, Deposit Securities (with a right of substitution) having an aggregate Discounted Value (utilizing in the case of Fitch the Fitch Exposure Period of 41 Business Days and in the case of Moody's the Moody's Exposure Period of 49 days) equal to the redemption payment for the shares of APS as to which such Notice of Redemption has been given with irrevocable instructions and authority to pay the redemption price to the Holders of such shares, then upon the date of such deposit or, if no such deposit is made, then upon such date fixed for redemption (unless the Trust shall default in making the redemption payment), all rights of the Holders of such shares as shareholders of the Trust by reason of the ownership of such shares will cease and terminate (except their right to receive the redemption price in respect thereof and any Additional Dividends, but without interest), and such shares shall no longer be deemed outstanding. The Trust shall be entitled to receive, from time to time, from the Auction Agent the interest, if any, on such Deposit Securities deposited with it and the Holders of any shares so redeemed shall have no claim to any of such interest. In case the Holder of any shares so called for redemption shall not claim the redemption payment for his shares within one year after the date of redemption, the Auction Agent shall, upon demand, pay over to the Trust such amount remaining on deposit and the Auction Agent shall thereupon be relieved of all responsibility to the Holder of such shares called for redemption and such Holder thereafter shall look only to the Trust for the redemption payment.

      5. VOTING RIGHTS. (a) General. Except as otherwise provided in the Declaration of Trust or Amended By-Laws, each Holder of shares of APS shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Trust, and the holders of outstanding shares of Preferred Shares, including APS, and of shares of Common Shares shall vote together as a single class; provided that, at any meeting of the shareholders of the Trust held for the election of trustees, the holders of outstanding shares of Preferred Shares, including APS, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital stock of the Trust, to elect two trustees of the Trust. Subject to paragraph 5(b) hereof, the holders of outstanding shares of capital stock of the Trust, including the holders of outstanding shares of Preferred Shares, including APS, voting as a single class, shall elect the balance of the trustees.

      (b) Right to Elect Majority of Board of Trustees. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of Preferred Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of shares of Preferred Shares shall be entitled, voting separately as one class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

            (i) if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of APS equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

            (ii) if at any time holders of any other shares of Preferred Shares are entitled to elect a majority of the trustees of the Trust under the 1940 Act. Upon the termination of a Voting Period, the voting rights described in this paragraph 5(b) shall cease, subject always, however, to the reverting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 5(b)

      (c) Right to Vote with Respect to Certain Other Matters. So long as any shares of APS are outstanding, the Trust shall not, without the affirmative vote of the Holders of at least a majority of the shares of Preferred Shares Outstanding at the time, voting separately as one class, approve any conversion of the Trust from a closed-end to an open-end investment company and (i) authorize, create or issue any class or series of shares of beneficial interest ranking prior to the APS or any other series of Preferred Shares with respect to payment of dividends or the distribution of assets on liquidation, or (ii) amend, alter or repeal the provisions of the Declaration of Trust, whether by merger, consolidation or otherwise, so as to adversely affect any of the contract rights expressly set forth in the Declaration of Trust of holders of shares of APS or any other Preferred Shares. To the extent permitted under the 1940 Act, in the event shares of more than one series of APS are outstanding, the Trust shall not approve any of the actions set forth in clause (i) or (ii) which adversely affects the contract rights expressly set forth in the Declaration of Trust of a Holder of shares of a series of APS differently than those of a Holder of shares of any other series of APS without the affirmative vote of the holders of at least a majority of the shares of APS of each series adversely affected and outstanding at such time (each such adversely affected series voting separately as a class). The Trust shall notify Fitch and Moody's ten (10) Business Days prior to any such vote described in clause (i) or (ii). Unless a higher percentage is provided for under the Declaration of Trust, the affirmative vote of the holders of a majority of the outstanding shares of Preferred Shares, including APS, voting together as a single class, will be required to approve any plan of reorganization (including bankruptcy proceedings) adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. The class vote of holders of shares of Preferred Shares, including APS, described above will in each case be in addition to a separate vote of the requisite percentage of shares of Common Shares and shares of Preferred Shares, including APS, voting together as a single class necessary to authorize the action in question.

      (d) Voting Procedures.

      (i) As soon as practicable after the accrual of any right of the holders of shares of Preferred Shares to elect additional trustees as described in paragraph 5(b) above, the Trust shall call a special meeting of such holders and instruct the Auction Agent to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent or if the Trust does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such Holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elect the number of directors prescribed in paragraph 5(b) above. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

      (ii) For purposes of determining any rights of the Holders to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these Amended By-Laws, by the other provisions of the Declaration of Trust, by statute or otherwise, a share of APS which is not Outstanding shall not be counted.

      (iii) The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

      (iv) Simultaneously with the expiration of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph 5(b) above shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to paragraph 5(b) above shall cease, subject to the provisions of the last sentence of paragraph 5(b).

      (e) Exclusive Remedy. Unless otherwise required by law, the Holders of shares of APS shall not have any rights or preferences other than those specifically set forth herein. The Holders of shares of APS shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends on the shares of APS, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this paragraph 5.

      (f) Notification to Fitch and Moody's. In the event a vote of Holders of APS is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Fitch that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the date on which such vote is taken, notify Fitch of the result of such vote.

      6. 1940 ACT APS ASSET COVERAGE. The Trust shall maintain, as of the last Business Day of each month in which any share of APS is outstanding, the 1940 Act APS Asset Coverage.

      7. APS BASIC MAINTENANCE AMOUNT. The following references in this paragraph 7 to Fitch Eligible Assets and/or Moody's Eligible Assets, as the case may be, are only applicable if Fitch and/or Moody's, as the case may be, is rating the APS. (a) The Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date Fitch Eligible Assets and Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount Test. Upon any failure to maintain the required Discounted Value, the Trust will use its best efforts to alter the composition of its portfolio to retain a Discounted Value at least equal to the APS Basic Maintenance Amount Test on or prior to the APS Basic Maintenance Cure Date.

      (b) On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the APS Basic Maintenance Amount Test, the Trust shall complete and deliver to the Auction Agent, Moody's and Fitch, a complete APS Basic Maintenance Report as of the date of such failure, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Auction Agent for delivery on the next Business Day the complete APS Basic Maintenance Report. The Trust will deliver an APS Basic Maintenance Report to the Auction Agent, Moody's and Fitch, on or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust cures its failure to maintain Fitch Eligible Assets and Moody's, with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount Test or on which the Trust fails to maintain Fitch Eligible Assets and Moody's Eligible Assets, with an aggregate Discounted Value which exceeds the APS Basic Maintenance Amount by 5% or more. The Trust will also deliver an APS Basic Maintenance

Report to the Auction Agent, Fitch, and Moody's as of each Bi-Monthly Valuation Date on or before the third Business Day after such date. Additionally, on or before 5:00 p.m., New York City time, on the third Business Day after the first day of a Special Dividend Period, the Trust will deliver an APS Basic Maintenance Report to Fitch, Moody's and the Auction Agent. The Trust shall also provide Fitch and Moody' with an APS Basic Maintenance Report when specifically requested by Fitch or Moody's, as applicable. A failure by the Trust to deliver an APS Basic Maintenance Report under this paragraph 7(b) shall be deemed to be delivery of an APS Basic Maintenance Report indicating the Discounted Value for Fitch Eligible Assets and Moody's Eligible Assets of the Trust is less than the APS Basic Maintenance Amount Test, as of the relevant Valuation Date.

      (c) Within ten (10) Business Days after the date of delivery of an APS Basic Maintenance Report in accordance with paragraph 7(b) above relating to a Valuation Date as of the last Business Day of the Trust's fiscal year, the Independent Accountant will confirm in writing to the Auction Agent, Moody's and Fitch (i) the mathematical accuracy of the calculations reflected in such Report (and in any other APS Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Trust at year-end on such Valuation Date), (ii) that, in such Report (and in such randomly selected Report), the Trust correctly determined the assets of the Trust which constitute Fitch Eligible Assets and Moody's Eligible Assets at such Monthly Valuation Date in accordance with these Amended By-Laws, (iii) that, in such Report (and in such randomly selected Report), the Trust determined whether the Trust had, at such Valuation Date (and at the Valuation Date addressed in such randomly selected Report) in accordance with these Amended By-Laws, Fitch Eligible Assets and Moody's Eligible Assets of an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount Test, (iv) with respect to the Fitch ratings on debt securities, the issuer name, issue size and coupon rate listed in such Report, that the Independent Accountant has requested that Fitch verify such information and the Independent Accountant shall provide a listing in its letter of any differences, (v) with respect to the Moody's ratings on debt securities, the issuer name, issue size and coupon rate listed in such Report, that such information has been verified by Moody's (in the event such information is not verified by Moody's, the Independent Accountant will inquire of Moody's what such information is, and provide a listing in its letter of any differences),
(vi) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Trust's assets to the Trust for purposes of valuing securities in the Trust's portfolio, the Independent Accountant has traced the price used in such Report to the bid or mean price listed in such Report as provided to the Trust and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) and (vii) with respect to such confirmation to Moody's, that the Trust has satisfied the requirements of paragraph 8(a) of these Amended By-Laws (such confirmation is herein called the "Accountant's Confirmation").

      (d) Within ten (10) Business Days after the date of delivery of an APS Basic Maintenance Report in accordance with paragraph 7(b) above relating to any Valuation Date on which the Trust failed to maintain Fitch Eligible Assets and Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount, and relating to the APS Basic Maintenance Cure Date with respect to such failure, the Independent Accountant will provide to the Auction Agent, Moody's and Fitch an Accountant's Confirmation as to such APS Basic Maintenance Report.

      (e) If any Accountant's Confirmation delivered pursuant to subparagraphs
(c) or (d) of this paragraph 7 shows that an error was made in the APS Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation as required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Fitch Eligible Assets and Moody's Eligible Assets of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the APS Basic Maintenance Report to the Auction Agent, Moody's and Fitch promptly following receipt by the Trust of such Accountant's Confirmation.

      (f) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of the shares of APS, the Trust will complete and deliver to Fitch and Moody's an APS Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Independent Accountant will confirm in writing to Fitch and Moody's (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the aggregate Discounted Value of Fitch Eligible Assets or

Moody's Eligible Assets, as applicable reflected thereon equals or exceeds the APS Basic Maintenance Amount reflected thereon. Also, on or before 5:00 p.m., New York City time, on the first Business Day after shares of Common Shares are repurchased by the Trust, the Trust will complete and deliver to Fitch and Moody's an APS Basic Maintenance Report as of the close of business on such date that Common Shares is repurchased.

      8. CERTAIN OTHER MOODY'S RESTRICTIONS AND REQUIREMENTS.

      (a) For so long as any APS are rated by Moody's, the Trust may buy or sell financial futures contracts, write, purchase or sell call options on financial futures contracts or purchase put options on financial futures contracts or write call options on portfolio securities, swaps and securities lending unless it receives written confirmation from Moody's that engaging in such transactions would impair the ratings then assigned to the APS by Moody's, (collectively "Moody's Hedging Transactions"), subject to the following limitations:

            (i) Future and call options: For purposes of the APS Basic Maintenance Amount, futures held by the Trust and call options sold by the Trust shall not be included as Moody's Eligible Assets. However, such assets shall be valued at Market Value by subtracting the good faith margin and the maximum daily trading variance as of a Valuation Date. For call options purchased by the Trust, the Market Value of the call option will be included as Moody's Eligible Asset subject to a Moody's Discount Factor mutually agreed to between the Trust and Moody's based on the characteristics of the option contract such as its maturity and the underlying security of the contract.

            (ii) Securities lending: The Trust may engage in securities lending in an amount not to exceed 15% of the Trust's total gross assets. For purposes of calculating the APS Basic Maintenance Amount, such securities lent shall be included as Moody's Eligible Assets with the appropriate Moody's Discount Factor applied to such lent security. The obligation to return such collateral shall not be included as an obligation/liability for purposes of calculating the APS Basic Maintenance Amount. However, the Trust may reinvest cash collateral for securities lent in conformity with its investment objectives and policies and the provisions of these bylaws. In such event, to the extent that securities lending collateral received is invested by the Trust in assets that otherwise would be Moody's Eligible Assets and the value of such assets exceeds the amount of the Trust's Moody's Eligible Assets by applying the applicable Moody's Discount Factor to this amount and adding the product to total Moody's Eligible Assets. Conversely, if the value of assets in which securities lending collateral has been invested is less then the amount of the Trust's obligation to return the collateral on a Valuation Date, such difference shall be included as an obligation/liability of the Trust for purposes of calculating the APS Basic Maintenance Amount. Collateral received by the Trust in a securities lending transaction and maintained by the Trust in the form received shall not be included as a Moody's Eligible Asset for purposes of calculating the APS Basic Maintenance Amount.

            (iii) Swaps (including Total Return Swaps, Interest Rate Swaps and Credit Default Swaps): Total return and Interest Rate Swaps are subject to the following provisions:

            (A) Only the cumulative unsettled profit and loss from a Total Return Swap transaction will be calculated when determining the APS Basic Maintenance Amount. If the Trust has an outstanding gain from a swap transaction on a Valuation Date, the gain will be included as a Moody's Eligible Asset subject to the Moody's Discount Factor on the counterparty to the swap transaction. If the Trust has an outstanding liability from a swap transaction on a Valuation Date, the Trust will subtract the outstanding liability from the total Moody's Eligible Assets in calculating the APS Basic Maintenance Amount.

            In addition, for swaps other than Total Return Swaps, the Market Value of the position (positive or negative) will be included as a Moody's Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the Outstanding APS. At the time a swap is executed, the Trust will only enter into swap transactions where the counterparty has at least a Fitch rating of A- or Moody's long-term rating of A3.

            (B) (1) The underlying securities subject to a Credit Default Swap sold by the Trust will be subject to the applicable Moody's Discount Factor for each security subject to the swap;

                (2) If the Trust purchases a Credit Default Swap and holds the underlying security, the Market Value of the Credit Default Swap and the underlying security will be included as a Moody's Eligible Asset subject to the Moody's Discount Factor assessed based on the counterparty risk and the duration of the swap agreement; and

                (3) The Trust will not include a Credit Default Swap as a Moody's Eligible Asset purchased by the Trust without the Trust holding the underlying security or when the Trust buys a Credit Default Swap for a basket of securities without holding all the securities in the basket.

      If not otherwise provided for in (a)(i)-(iii) above, derivative instruments shall be treated as follows: Any derivative instruments will be valued pursuant to the Trust's valuation procedures on a Valuation Date. The amount of the net payment obligation and the cost of a closing transaction, as appropriate, on any derivative instrument on a Valuation Date will be counted as a liability for purposes of determining the APS Basic Maintenance Amount (e.g,, a written call option that is in the money for the holder). Any derivative instrument with respect to which the Trust is owed payment on the Valuation Date that is not based upon an individual security or securities that are Moody's Eligible Assets will have a mutually agreed upon valuation by Moody's and the Trust for purposes of determining Moody's Eligible Assets. Any derivative instrument with respect to which the Trust is owed payment on the valuation date that is based upon an individual security or securities that are Moody's Eligible Assets (e.g., a purchased call option on a bond that is in the money) will be valued as follows for purposes of determining Moody's Eligible Assets:
(A) For such derivative instruments that are exchange traded, the value of the in-the-money amount of the payment obligation to the Trust will be reduced by applying the Moody's Discount Factor (as it would apply to the underlying security or securities) and then added to Moody's Eligible Assets; and (B) for such derivative instruments that are not exchange traded, the value of the in-the-money amount of the payment obligation to the Trust will be (1) reduced as described in (A) and (B) further reduced by applying to the remaining amount the Moody's Discount Factor determined by reference to the credit rating of the derivative counterparty with the remaining amount after these reductions then added to Moody's Eligible Assets.

      For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the APS Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

      A preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock obligations. The ratings on the Preferred Shares are not recommendations to purchase, hold, or sell those shares, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. The rating agency guidelines described above also do not address the likelihood that an owner of Preferred Shares will be able to sell such shares in an Auction or otherwise.

      The Trust agrees to notify Moody's and Fitch with no less than thirty (30) days' notification of: (i) any material changes to the Trust's organizational documents and material contracts, as determined by the Trust's officers, in their sole discretion, (ii) any redemptions of APS by the Trust, or (iii) any failed Auctions.

      9. NOTICE. All notices or communications, unless otherwise specified in the Amended By-Laws of the Trust or these Amended By-Laws, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date 7 days after which such notice is mailed.

      10. AUCTION PROCEDURES. (a) Certain definitions. As used in this paragraph 10, the following terms shall have the following meanings, unless the context otherwise requires:

      (i) "APS" means the shares of APS being auctioned pursuant to this paragraph 10.

      (ii) "Auction Date" means the first Business Day preceding the first day of a Dividend Period.

      (iii) "Available APS" has the meaning specified in paragraph 10(d)(i) below.

      (iv) "Bid" has the meaning specified in paragraph 10(b)(i) below.

      (v) "Bidder" has the meaning specified in paragraph 10(b)(i) below.

      (vi) "Hold Order" has the meaning specified in paragraph 10(b)(i) below.

      (vii) "Maximum Applicable Rate" for any Dividend Period will be the Applicable Percentage of the Reference Rate. The Applicable Percentage will be determined based on the credit rating assigned on such date to such shares by Fitch and Moody's (or if Fitch or Moody's shall not make such rating available, the equivalent of such rating by a Substitute Rating Agency) as follows:

                                                              Percentage of
                    Credit Ratings                              Reference
                                                                  Rate
          Moody's                   Fitch                     Notification
          Aa3 or higher             AA- or higher             150%
          A3 to A1                  A- to A+                  160%
          Baa3 to Baa1              BBB- to BBB+              250%
          Below Baa3                Below BBB-                275%


      The Trust shall take all reasonable action necessary to enable Fitch and Moody's to provide a rating for each series of APS. If Fitch or Moody's shall not make such a rating available, Eaton Vance Management or its affiliates and successors, after consultation with the Trust, shall select a nationally recognized statistical rating organization to act as a Substitute Rating Agency.

      (viii) "Order" has the meaning specified in paragraph 10(b)(i) below.

      (ix) "Sell Order" has the meaning specified in paragraph 10(b)(i) below.

      (x) "Submission Deadline" means 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

      (xi) "Submitted Bid" has the meaning specified in paragraph 10(d)(i) below.

      (xii) "Submitted Hold Order" has the meaning specified in paragraph 10(d)(i) below.

      (xiii) "Submitted Order" has the meaning specified in paragraph 10(d)(i) below.

      (xiv) "Submitted Sell Order" has the meaning specified in paragraph 10(d)(i) below.

      (xv) "Sufficient Clearing Bids" has the meaning specified in paragraph 10(d)(i) below. (xvi) "Winning Bid Rate" has the meaning specified in paragraph 10(d)(i) below.

      (b) Orders by Beneficial Owners, Potential Beneficial Owners, Existing Holders and Potential Holders.

      (i) Unless otherwise permitted by the Trust, Beneficial Owners and Potential Beneficial Owners may only participate in Auctions through their Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are Beneficial Owners and Potential Beneficial Owners to the Auction Agent, designating themselves as Existing Holders in respect of shares subject to Orders submitted or deemed submitted to them by Beneficial Owners and as Potential Holders in respect of shares subject to Orders submitted to them by Potential Beneficial Owners. A Broker-Dealer may also hold shares of APS in its own account as a Beneficial Owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a Beneficial Owner or a Potential Beneficial Owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers. On or prior to the Submission Deadline on each Auction Date:

      (A) each Beneficial Owner may submit to its Broker-Dealer information as to:

            (1) the number of Outstanding shares, if any, of APS held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

            (2) the number of Outstanding shares, if any, of APS held by such Beneficial Owner which such Beneficial Owner desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Beneficial Owner; and/or

            (3) the number of Outstanding shares, if any, of APS held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

      (B) each Broker-Dealer, using a list of Potential Beneficial Owners that shall be maintained in good faith for the purpose of conducting a competitive Auction, shall contact Potential Beneficial Owners, including Persons that are not Beneficial Owners, on such list to determine the number of Outstanding shares, if any, of APS which each such Potential Beneficial Owner offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.

      For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or the communication by a Broker-Dealer acting for its own account to the Auction Agent, of information referred to in clause (A) or (B) of this paragraph 10(b)(i) is hereinafter referred to as an "Order" and each Beneficial Owner and each Potential Beneficial Owner placing an Order, including a Broker-Dealer acting in such capacity for its own account, is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this paragraph 10(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 10(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph 10(b)(i) is hereinafter referred to as a "Sell Order". Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of a Beneficial Owner or Potential Beneficial Owner, whether it be its customers or itself, all discussion herein relating to the consequences of an Auction for Existing Holders and Potential Holders also applies to the underlying beneficial ownership interests represented.

      (ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

      (1) the number of Outstanding shares of APS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or (1) such number or a lesser number of Outstanding shares of APS to be determined as set forth in paragraph 10(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

      (2) a lesser number of Outstanding shares of APS to be determined as set forth in paragraph 10(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

      (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

            (1) the number of Outstanding shares of APS specified in such Sell Order; or

            (2) such number or a lesser number of Outstanding shares of APS to be determined as set forth in paragraph 10(e)(ii)(C) if Sufficient Clearing Bids do not exist.

      (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

            (1) the number of Outstanding shares of APS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

            (2) such number or a lesser number of Outstanding shares of APS to be determined as set forth in paragraph 10(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

            (c) Submission of Orders by Broker-Dealers to Auction Agent

            (i) Each Broker-Dealer shall submit in writing or through the Auction Agent's Auction Processing System to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and specifying with respect to each Order:

            (A) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

            (B) the aggregate number of Outstanding shares of APS that are the subject of such Order;

            (C) to the extent that such Bidder is an Existing Holder:

                  (1) the number of Outstanding shares, if any, of APS subject to any Hold Order placed by such Existing Holder;

                  (2) the number of Outstanding shares, if any, of APS subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and

                  (3) the number of Outstanding shares, if any, of APS subject to any Sell Order placed by such Existing Holder; and

            (D) to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder's Bid.

      (ii) If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

      (iii) If an Order or Orders covering all of the Outstanding shares of APS held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order (in the case of an Auction relating to a Dividend Period which is not a Special Dividend Period) and a Sell Order (in the case of an Auction relating to a Special Dividend Period) to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of APS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

      (iv) If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of Outstanding shares of APS held by such Existing Holder are submitted to the Auction Agent, such Order shall be considered valid as follows and in the following order of priority:

            (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of APS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of APS subject to such Hold Orders exceeds the number of Outstanding shares of APS held by such Existing Holder, the number of shares of APS subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, will cover exactly the number of Outstanding shares of APS held by such Existing Holder;

            (B) any Bids submitted on behalf of such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the number of Outstanding shares of APS held by such Existing Holder over the number of shares of APS subject to any Hold Order referred to in paragraph 10(c)(iv)(A) above (and if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of shares that can be the subject of valid Bids after application of paragraph 10(c)(iv)(A) above and of the foregoing portion of this paragraph 10(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of shares subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of shares); and the number of shares, if any, subject to Bids not valid under this paragraph 10(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

            (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of APS held by such Existing Holder over the number of shares of APS subject to Hold Orders referred to in paragraph 10(c)(iv)(A) and Bids referred to in paragraph 10(c)(iv)(B); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of APS subject to such Sell Orders is greater than such excess, the number of shares of APS subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of shares of APS equal to such excess.

      (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of shares of APS therein specified.

      (vi) Any Order submitted by a Beneficial Owner as a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date shall be irrevocable.

      (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

      (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order") and shall determine:

            (A) the excess of the total number of Outstanding shares of APS over the number of Outstanding shares of APS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available APS");

            (B) from the Submitted Orders whether the number of Outstanding shares of APS that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

            (1) the number of Outstanding shares of APS that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

            (2) the number of Outstanding shares of APS that are subject to Submitted Sell Orders (if such excess or such equality exists (other than because the number of Outstanding shares of APS in clause (1) above and this clause (2) are each zero because all of the Outstanding shares of APS are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

      (C) if Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") that if:

            (1) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the shares of APS that are the subject of such Submitted Bids, and

            (2) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling the Potential Holders to purchase the shares of APS that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available APS.

            (ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph 10(d)(i), the Auction Agent shall advise the Trust of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

            (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

            (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of APS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

            (C) if all of the Outstanding shares of APS are the subject of Submitted Hold Orders, that the Dividend Period next succeeding the Auction shall automatically be the same length as the immediately preceding Dividend Period and the Applicable Rate for the next succeeding Dividend Period shall be equal to 60% of the Reference Rate on the date of the Auction.

            (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Based on the determinations made pursuant to paragraph 10(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

      (i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 10(e)(iii) and paragraph 10(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

            (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of APS that are the subject of such Submitted Sell Order or Submitted Bid;

            (B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of APS that are the subject of such Submitted Bid;

            (C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;

            (D) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of APS that are the subject of such Submitted Bid, unless the number of Outstanding shares of APS subject to all such Submitted Bids shall be greater than the number of Outstanding shares of APS ("Remaining Shares") equal to the excess of the Available APS over the number of Outstanding shares of APS subject to Submitted Bids described in paragraph 10(e)(i)(B) and paragraph 10(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding shares of APS, but only in an amount equal to the difference between (1) the number of Outstanding shares of APS then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of APS obtained by multiplying (x) the number of Remaining Shares by (y) a fraction the numerator of which shall be the number of Outstanding shares of APS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of APS subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

            (E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding shares of APS obtained by multiplying (x) the difference between the Available APS and the number of Outstanding shares of APS subject to Submitted Bids described in paragraph 10(e)(i)(B), paragraph 10(e)(i)(C) and paragraph 10(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding shares of APS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of APS subject to such 74 Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

      (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of APS are subject to Submitted Hold Orders), subject to the provisions of paragraph 10(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

            (A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of APS that are the subject of such Submitted Bid;

            (B) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of APS that are the subject of such Submitted Bid; and

            (C) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between
      (1) the number of Outstanding shares of APS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of APS obtained by multiplying (x) the difference between the Available APS and the aggregate number of Outstanding shares of APS subject to Submitted Bids described in paragraph 10(e)(ii)(A) and paragraph 10(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding shares of APS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of APS subject to all such Submitted Bids and Submitted Sell Orders.

      (iii) If, as a result of the procedures described in paragraph 10(e)(i) or paragraph 10(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of APS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of shares of APS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that each Outstanding share of APS purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole share of APS.

      (iv) If, as a result of the procedures described in paragraph 10(e)(i), any Potential Holder would be entitled or required to purchase less than a whole share of APS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate shares of APS for purchase among Potential Holders so that only whole shares of APS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any shares of APS on such Auction Date.

      (v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding shares of APS to be purchased and the aggregate number of the Outstanding shares of APS to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of APS

      (f) Miscellaneous. The Trust may interpret the provisions of this paragraph 10 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not substantially adversely affect the rights of Beneficial Owners of APS. A Beneficial Owner or an Existing Holder (A) may sell, transfer or otherwise dispose of shares of APS only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 10 or to or through a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions such Beneficial Owner or Existing Holder, its Broker-Dealer, if applicable, or its Agent Member advises the Auction Agent of such transfer and (B) except as otherwise required by law, shall have the ownership of the shares of APS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Beneficial Owner's beneficial ownership. Neither the Trust nor any Affiliate shall submit an Order in any Auction. Any Beneficial Owner that is an Affiliate shall not sell, transfer or otherwise dispose of shares of APS to any Person other than the Trust. All of the Outstanding shares of APS of a series shall be represented by a single certificate registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Trust's option and upon its receipt of such documents as it deems appropriate, any shares of APS may be registered in the Stock Register in the name of the Beneficial Owner thereof and such Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.

      11. SECURITIES DEPOSITORY; STOCK CERTIFICATES. (a) If there is a Securities Depository, one certificate for all of the shares of APS of each series shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Additional certificates may be issued as necessary to represent shares of APS. All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions restricting the transfer of shares of APS contained in these Amended By-Laws. Unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, the Trust will also issue stop-transfer instructions to the Auction Agent for the shares of APS. Except as provided in paragraph

      (b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares. (b) If the Applicable Rate applicable to all shares of APS of a series shall be the Non-Payment Period Rate or there is no Securities Depository, the Trust may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 11(a)) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instructions referred to in paragraph 11(a) with respect to such shares.